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                              FOUNTAIN SQUARE FUNDS

                              INSTITUTIONAL SHARES

                  COMBINED STATEMENT OF ADDITIONAL INFORMATION





This combined Statement of Additional Information relates only to the following portfolios (the "Funds") of Fountain Square Funds (the "Trust"):

         o        Fountain Square U.S. Government Securities Fund;
         o        Fountain Square Quality Bond Fund;
         o        Fountain Square Ohio Tax Free Bond Fund;
         o        Fountain Square Quality Growth Fund;
         o        Fountain Square Mid Cap Fund;
         o        Fountain Square Balanced Fund;
         o        Fountain Square International Equity Fund;
         o        Fountain Square Equity Income Fund;
         o        Fountain Square Bond Fund For Income;
         o        Fountain Square Municipal Bond Fund; and
         o        Fountain Square Pinnacle Fund


This combined Statement of Additional Information should be read with the Prospectus for Institutional Shares of the Funds dated May 20, 1998. This Statement is not a prospectus itself. To receive a copy of the Prospectus, please write the Trust or call toll-free (888) 799-5353.


FOUNTAIN SQUARE FUNDS
C/O FIFTH THIRD BANK
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO  45263


                          Statement dated May 20, 1998




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TABLE OF CONTENTS
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GENERAL INFORMATION ABOUT THE TRUST.............................................................................  1

INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS.................................................................  1
                  Types of Investments..........................................................................  1
                  When-Issued and Delayed Delivery
                  Transactions.................................................................................. 10
                  Repurchase Agreements......................................................................... 10
                  Reverse Repurchase Agreements................................................................. 10
                  Lending of Portfolio Securities............................................................... 10
                  Restricted And Illiquid Securities............................................................ 11
                  Portfolio Turnover............................................................................ 11
                  Investment Limitations........................................................................ 12
                  Investment Risks (Ohio Tax Free Fund)......................................................... 16

FOUNTAIN SQUARE FUNDS MANAGEMENT................................................................................ 16
                  Officers and Trustees......................................................................... 16
                  Trust Ownership............................................................................... 18
                  Trustees' Compensation........................................................................ 19
                  Trustee Liability............................................................................. 19

INVESTMENT ADVISORY SERVICES.................................................................................... 19
                  Advisors to the Trust......................................................................... 19
                  Advisory Fees................................................................................. 20
                  Sub-Advisor................................................................................... 20
                  Sub-Advisory Fees............................................................................. 21

ADMINISTRATIVE SERVICES......................................................................................... 21
                  Transfer Agent and Dividend Disbursing Agent.................................................. 23

BROKERAGE TRANSACTIONS.......................................................................................... 23


PURCHASING SHARES............................................................................................... 24
                  Conversion to Federal Funds................................................................... 24
                  Exchanging Securities for Fund Shares......................................................... 25

DETERMINING NET ASSET VALUE..................................................................................... 25
                  Determining Market Value of Securities........................................................ 25
                  Valuing Municipal Bonds....................................................................... 26
                  Use of Amortized Cost......................................................................... 26
                  Trading in Foreign Securities................................................................. 26

REDEEMING SHARES................................................................................................ 26
                  Redemption in Kind............................................................................ 26

TAX STATUS...................................................................................................... 27
                  The Funds' Tax Status......................................................................... 27
                  Shareholders' Tax Status...................................................................... 27
                  Capital Gains................................................................................. 27
                  Foreign Taxes................................................................................. 28

TOTAL RETURN.................................................................................................... 28

YIELD........................................................................................................... 28

TAX-EQUIVALENT YIELD............................................................................................ 28
                  Tax Equivalency Table......................................................................... 29

PERFORMANCE COMPARISONS......................................................................................... 30

FINANCIAL STATEMENTS............................................................................................ 33

APPENDIX........................................................................................................ 34
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GENERAL INFORMATION ABOUT THE TRUST
--------------------------------------------------------------------------------

The Trust was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1988. This combined Statement of Additional Information relates only to Institutional Shares of the following Funds:
Fountain Square U.S. Government Securities Fund ("Government Securities Fund"), Fountain Square Quality Bond Fund ("Quality Bond Fund"), Fountain Square Ohio Tax Free Bond Fund ("Ohio Tax Free Fund"), Fountain Square Quality Growth Fund ("Quality Growth Fund"), Fountain Square Mid Cap Fund ("Mid Cap Fund"), Fountain Square Balanced Fund ("Balanced Fund"), Fountain Square International Equity Fund ("International Equity Fund"), Fountain Square Equity Income Fund ("Equity Income Fund"), Fountain Square Bond Fund For Income ("Bond Fund For Income"), Fountain Square Municipal Bond Fund ("Municipal Bond Fund"), and Fountain Square Pinnacle Fund ("Pinnacle Fund").

All of the Funds except the Pinnacle Fund are advised by Fifth Third Bank ("Fifth Third Bank"). The Pinnacle Fund is advised by Heartland Capital Management, Inc. ("Heartland"), a wholly-owned subsidiary of Fifth Third Bancorp., the parent of Fifth Third Bank. The International Equity Fund is sub-advised by Morgan Stanley Asset Management, Inc. ("MSAM"). Fifth Third Bank, Heartland and MSAM may be referred to individually as the "Advisor," or collectively as the "Advisors."

INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS
--------------------------------------------------------------------------------

The Prospectus discusses the objectives of each Fund and the policies employed to achieve those objectives. The following discussion supplements the description of the Funds' investment policies in the Prospectus. The Funds' respective investment objectives cannot be changed without approval of shareholders. Unless otherwise indicated, the investment policies described below may be changed by the Board of Trustees (the "Trustees") without shareholder approval. Shareholders will be notified before any material change in these policies becomes effective.

TYPES OF INVESTMENTS

         BANK INSTRUMENTS

                  The Quality Bond Fund, the Quality Growth Fund, the Mid Cap Fund, the Balanced Fund, the Equity Income Fund, the Bond Fund For Income, and the Municipal Bond Fund may invest in the instruments of banks and savings and loans whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation, such as certificates of deposit, demand and time deposits, savings shares, and bankers' acceptances. However, these instruments are not necessarily guaranteed by those organizations.

         FUTURES AND OPTIONS TRANSACTIONS

                  All of the Funds (except the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund) may engage in futures and options transactions as described below to the extent consistent with their investment objectives and policies.

                  As a means of reducing fluctuations in the net asset value of shares of a Fund, a Fund may attempt to hedge all or a portion of its portfolio through the purchase of put options on portfolio securities and put options on financial futures contracts for portfolio securities. A Fund may attempt to hedge all or a portion of its portfolio by buying and selling financial futures contracts

                                        1

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                  and writing call options on futures contracts. A Fund may also write covered call options on portfolio securities to attempt to increase current income.

                  A Fund will maintain its position in securities, options, and segregated cash subject to puts and calls until the options are exercised, closed, or have expired. An option position may be closed out over-the-counter or on an exchange which provides a secondary market for options of the same series.

                  FUTURES CONTRACTS. The Funds (with the exception of the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund) may enter into futures contracts. A futures contract is a firm commitment by two parties, the seller who agrees to make delivery of the specific type of security called for in the contract ("going short") and the buyer who agrees to take delivery of the security ("going long") at a certain time in the future. However, a securities index futures contract is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index was originally written. No physical delivery of the underlying security in the index is made.

                  Financial futures contracts call for the delivery of particular debt instruments issued or guaranteed by the U.S. Treasury or by specified agencies or instrumentalities of the U.S. government at a certain time in the future.

                  The purpose of the acquisition or sale of a futures contract by a Fund is to protect it from fluctuations in the value of securities caused by unanticipated changes in interest rates or stock prices without necessarily buying or selling securities. For example, in the fixed income securities market, price moves inversely to interest rates. A rise in rates means a drop in price. Conversely, a drop in rates means a rise in price. In order to hedge its holdings of fixed income securities against a rise in market interest rates, a Fund could enter into contracts to "go short" to protect itself against the possibility that the prices of its fixed income securities may decline during the Fund's anticipated holding period. A Fund would "go long" to hedge against a decline in market interest rates. The International Equity Fund may also invest in securities index futures contracts when the Advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the securities underlying the index.

                  STOCK INDEX OPTIONS. Each of the Funds (except the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund) may purchase put options on stock indices listed on national securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index.

                  The effectiveness of purchasing stock index options will depend upon the extent to which price movements in a Fund's portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a Fund will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by a Fund of options on stock indices will be subject to the ability of the Advisors to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.


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                  PUT OPTIONS ON FINANCIAL FUTURES CONTRACTS. Each of the Funds
                  (except the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund) may purchase listed (and, in the case of International Equity Fund, over-the-counter) put options on financial futures contracts. A Fund would use these options only to protect portfolio securities against decreases in value resulting from market factors such as anticipated increase in interest rates, or in the case of the International Equity Fund when the Advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms.

                  Unlike entering directly into a futures contract, which requires the purchaser to buy a financial instrument on a set date at a specified price, the purchase of a put option on a futures contract entitles (but does not obligate) its purchaser to decide on or before a future date whether to assume a short position at the specified price. Generally, if the hedged portfolio securities decrease in value during the term of an option, the related futures contracts will also decrease in value and the option will increase in value. In such an event, a Fund will normally close out its option by selling an identical option. If the hedge is successful, the proceeds received by a Fund upon the sale of the second option will be large enough to offset both the premium paid by a Fund for the original option plus the realized decrease in value of the hedged securities.

                  Alternatively, a Fund may exercise its put option to close out the position. To do so, it would simultaneously enter into a futures contract of the type underlying the option (for a price less than the strike price of the option) and exercise the option. A Fund would then deliver the futures contract in return for payment of the strike price. If a Fund neither closes out nor exercises an option, the option will expire on the date provided in the option contract, and only the premium paid for the contract will be lost.

                  The International Equity Fund may write listed put options on financial futures contracts to hedge its portfolio or when the Advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms. When the Fund writes a put option on a futures contract, it receives a premium for undertaking the obligation to assume a long futures position (buying a futures contract) at a fixed price at any time during the life of the option.

                  CALL OPTIONS ON FINANCIAL FUTURES CONTRACTS. A Fund may write listed call options or over-the-counter call options on futures contracts, to hedge its portfolio against an increase in market interest rates, or in the case of International Equity Fund, when the Advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms. When a Fund writes a call option on a futures contract, it is undertaking the obligation of assuming a short futures position (selling a futures contract) at the fixed strike price at any time during the life of the option if the option is exercised. As market interest rates rise and cause the price of futures to decrease, a Fund's obligation under a call option on a future (to sell a futures contract) costs less to fulfill, causing the value of a Fund's call option position to increase.

                  In other words, as the underlying future's price goes down below the strike price, the buyer of the option has no reason to exercise the call, so that a Fund keeps the premium received for the option. This premium can help substantially offset the drop in value of a Fund's portfolio securities.

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                  Prior to the expiration of a call written by a Fund, or
                  exercise of it by the buyer, a Fund may close out the option by buying an identical option. If the hedge is successful, the cost of the second option will be less than the premium received by a Fund for the initial option. The net premium income of a Fund will then substantially offset the realized decrease in value of the hedged securities.

                  The International Equity Fund may buy listed call options on financial futures contracts to hedge its portfolio. When the Fund purchases a call option on a futures contract, it is purchasing the right (not the obligation) to assume a long futures position (buy a futures contract) at a fixed price at any time during the life of the option.

                  LIMITATION ON OPEN FUTURES POSITIONS. A Fund will not maintain open positions in futures contracts it has sold or options it has written on futures contracts if, in the aggregate, the value of the open positions (marked to market) exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on those open positions, adjusted for the correlation of volatility between the securities or securities index underlying the futures contract and the futures contracts. If a Fund exceeds this limitation at any time, it will take prompt action to close out a sufficient number of open contracts to bring its open futures and options positions within this limitation.

                  "MARGIN" IN FUTURES TRANSACTIONS. Unlike the purchase or sale of a security, a Fund does not pay or receive money upon the purchase or sale of a futures contract. Rather, a Fund is required to deposit an amount of "initial margin" in cash or U.S. Treasury bills with its custodian (or the broker, if legally permitted). The nature of initial margin in futures transactions is different from that of margin in securities transactions in that a futures contract's initial margin does not involve the borrowing by a Fund to finance the transactions. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to a Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.

                  A futures contract held by a Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day a Fund pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by a Fund but is instead settlement between a Fund and the broker of the amount one would owe the other if the futures contract expired. In computing its daily net asset value, a Fund will mark to market its open futures positions.

                  A Fund is also required to deposit and maintain margin when it writes call options on futures contracts.

                  PURCHASING PUT OPTIONS ON PORTFOLIO SECURITIES. A Fund may purchase put options on portfolio securities to protect against price movements in particular securities in its portfolio. A put option gives a Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.

                  WRITING COVERED CALL OPTIONS ON PORTFOLIO SECURITIES. Each of the Funds (except the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund) may also write covered call options to generate income. As the writer of a call option, a Fund has the obligation, upon exercise of the option during the option period, to deliver the underlying security upon payment of the exercise price. A Fund may sell call options either on securities held in its portfolio or on securities which it has the right to obtain without payment of further consideration (or securities for which it has segregated cash in the amount of any additional consideration).

                  OVER-THE-COUNTER OPTIONS. Each of the Funds (except the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund) may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options for those options on portfolio securities held by a Fund and not traded on an exchange.

         COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS")

                  The Government Securities Fund, the Quality Bond Fund, the Balanced Fund and the Bond Fund For Income may invest in CMOs. Privately issued CMOs generally represent an ownership interest in a pool of federal agency mortgage pass-through securities such as those issued by the Government National Mortgage Association. The terms and characteristics of the mortgage instruments may vary among pass-through mortgage loan pools.

                  The market for such CMOs has expanded considerably since its inception. The size of the primary issuance market and the active participation in the secondary market by securities dealers and other investors make government-related pools highly liquid.

         CONVERTIBLE SECURITIES

                  The Quality Growth Fund, the Mid Cap Fund, the Balanced Fund, the International Equity Fund, the Equity Income Fund and the Pinnacle Fund may invest in convertible securities. Convertible securities are securities including fixed-income securities, that may be exchanged or converted into a predetermined number of shares of the issuer's underlying common stock at the option of the holder during a specified period. Convertible securities in which the above-mentioned Funds may invest may take the form of convertible preferred stock, convertible bonds or convertible debentures. The convertible securities in which each of the above-mentioned Funds except the Pinnacle Fund may invest also include units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for a variety of investment strategies.

                  Convertible securities are senior to equity securities, and therefore have a claim to assets of the corporation prior to the holders of common stock in the case of liquidation. However, convertible securities are generally subordinated to similar non-convertible securities of the same company. The interest income and dividends from convertible bonds and preferred stocks provide a stable stream of income with generally higher yields than common stocks, but lower than non-convertible securities of similar quality. A Fund will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock when, in the Advisor's opinion, the investment characteristics of the underlying common shares will assist a Fund in achieving its investment objective. Otherwise, a Fund may hold or trade convertible securities.

                  In selecting convertible securities for a Fund, the Advisor evaluates the investment characteristics of the convertible security as a fixed income instrument and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, the Advisor considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

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         WARRANTS

                  The Quality Growth Fund, the Mid Cap Fund, the Balanced Fund, the International Equity Fund, and the Equity Income Fund may invest in warrants. Warrants are basically options to purchase common stock at a specific price (usually at a premium above the market value of the optioned common stock at issuance) valid for a specific period of time. Warrants may have a life ranging from less than a year to twenty years or may be perpetual. However, most warrants have expiration dates after which they are worthless. In addition, if the market price of the common stock does not exceed the warrant's exercise price during the life of the warrant, the warrant will expire as worthless. Warrants have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. The percentage increase or decrease in the market price of the warrant may tend to be greater than the percentage increase or decrease in the market price of the optioned common stock.

         MUNICIPAL SECURITIES

                  The Ohio Tax Free Fund may invest in Ohio municipal securities which have the characteristics set forth in the prospectus. The Municipal Bond Fund may invest in municipal securities of any state which have the characteristics set forth in the prospectus. If a high-rated bond loses its ratings or has its rating reduced after the Fund has purchased it, the Fund is not required to drop the bond from the portfolio, but will consider doing so. If ratings made by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P") or Fitch Investors Service, Inc. ("Fitch") change because of changes in those organizations or in their rating systems, the Funds will try to use comparable ratings as standards in accordance with the investment policies described in the Funds' prospectus.

                  Examples of Municipal Securities are:

                  o governmental lease certificates of participation issued by state or municipal authorities where payment is secured by installment payments for equipment, buildings, or other facilities being leased by the state or municipality. Government lease certificates purchased by the Fund will not contain nonappropriation clauses;

                  o        municipal notes and tax-exempt commercial paper;

                  o        serial bonds;

                  o tax anticipation notes sold to finance working capital needs of municipalities in anticipation of receiving taxes at a later date;

                  o bond anticipation notes sold in anticipation of the issuance of long-term bonds in the future;

                  o pre-refunded municipal bonds whose timely payment of interest and principal is ensured by an escrow of U.S. government obligations; and

                  o        general obligation bonds.

                  PARTICIPATION INTERESTS. The Ohio Tax Free Fund and the Municipal Bond Fund may invest in participation interests. The financial institutions from which the Ohio Tax Free Fund and the Municipal Bond Fund purchase participation interests frequently provide or secure from another

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                  financial institution irrevocable letters of credit or
                  guarantees and give the Funds the right to demand payment of the principal amounts of the participation interests plus accrued interest on short notice (usually within seven days).

                  VARIABLE RATE MUNICIPAL SECURITIES. The Ohio Tax Free Fund and the Municipal Bond Fund may invest in variable rate municipal securities. Variable interest rates generally reduce changes in the market value of municipal securities from their original purchase prices. Accordingly, as interest rates decrease or increase, the potential for capital appreciation or depreciation is less for variable rate municipal securities than for fixed income obligations. Many municipal securities with variable interest rates purchased by the Funds are subject to repayment of principal (usually within seven days) on the Funds' demand. The terms of these variable-rate demand instruments require payment of principal and accrued interest from the issuer of the municipal obligations, the issuer of the participation interests, or a guarantor of either issuer.

                  MUNICIPAL LEASES. The Ohio Tax Free Fund and the Municipal Bond Fund may purchase municipal securities in the form of participation interests which represent undivided proportional interests in lease payments by a governmental or non-profit entity. The lease payments and other rights under the lease provide for and secure the payments on the certificates. Lease obligations may be limited by municipal charter or the nature of the appropriation for the lease. In particular, lease obligations may be subject to periodic appropriation. If the entity does not appropriate funds for future lease payments, the entity cannot be compelled to make such payments. Furthermore, a lease may provide that the certificate trustee cannot accelerate lease obligations upon default. The trustee would only be able to enforce lease payments as they become due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In determining the liquidity of municipal lease securities, the Advisor, under the authority delegated by the Trustees, will base its determination on the following factors: (a) whether the lease can be terminated by the lessee; (b) the potential recovery, if any, from a sale of the leased property upon termination of the lease; (c) the lessee's general credit strength (e.g., its debt, administrative, economic and financial characteristics and, prospects); (d) the likelihood that the lessee will discontinue appropriating funding for the leased property because the property is no longer deemed essential to its operations (e.g., the potential for an "event of nonappropriation"); and (e) any credit enhancement or legal recourse provided upon an event of nonappropriation or other termination of the lease.

                  TEMPORARY INVESTMENTS. The Ohio Tax Free Fund and the Municipal Bond Fund may also invest in temporary investments, such as repurchase agreements and reverse repurchase agreements, during times of unusual market conditions for defensive purposes.

                  From time to time, such as when suitable municipal bonds are not available, these Funds may invest a portion of their assets in cash. Any portion of a Fund's assets maintained in cash will reduce the amount of assets in municipal bonds and thereby reduce the Fund's yield.

         FOREIGN CURRENCY TRANSACTIONS

                  The International Equity Fund may engage in foreign currency transactions.

                  CURRENCY RISKS. The exchange rates between the U.S. dollar and foreign currencies are a function of such factors as supply and demand in the currency exchange markets, international balances of payments, governmental intervention, speculation and other economic and political conditions. Although the Fund values its assets daily in U.S. dollars, the Fund may not convert its holdings of foreign currencies to U.S. dollars daily. The Fund may incur conversion costs when it converts

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                  its holdings to another currency. Foreign exchange dealers may realize a profit on the difference between the price at which the Fund buys and sells currencies.

                  The Fund will engage in foreign currency exchange transactions in connection with its portfolio investments. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through forward contracts to purchase or sell foreign currencies.

                  FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. The Fund may enter into forward foreign currency exchange contracts in order to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and a foreign currency involved in an underlying transaction. However, forward foreign currency exchange contracts may limit potential gains which could result from a positive change in such currency relationships. The Advisors believe that it is important to have the flexibility to enter into forward foreign currency exchange contracts whenever it determines that it is in the Fund's best interest to do so. The Fund will not speculate in foreign currency exchange.

                  The Fund will not enter into forward foreign currency exchange contracts or maintain a net exposure in such contracts when it would be obligated to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency or, in the case of a "cross-hedge" denominated in a currency or currencies that the Advisors believe will tend to be closely correlated with that currency with regard to price movements. Generally, the Fund will not enter into a forward foreign currency exchange contract with a term longer than one year.

                  FOREIGN CURRENCY OPTIONS. A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price on a specified date or during the option period. The owner of a call option has the right, but not the obligation, to buy the currency. Conversely, the owner of a put option has the right, but not the obligation, to sell the currency.

                  When the option is exercised, the seller (i.e., writer) of the option is obligated to fulfill the terms of the sold option. However, either the seller or the buyer may, in the secondary market, close its position during the option period at any time prior to expiration.

                  A call option on foreign currency generally rises in value if the underlying currency appreciates in value, and a put option on foreign currency generally rises in value if the underlying currency depreciates in value. Although purchasing a foreign currency option can protect the Fund against an adverse movement in the value of a foreign currency, the option will not limit the movement in the value of such currency. For example, if the Fund was holding securities denominated in a foreign currency that was appreciating and had purchased a foreign currency put to hedge against a decline in the value of the currency, the Fund would not have to exercise their put option. Likewise, if the Fund were to enter into a contract to purchase a security denominated in foreign currency and, in conjunction with that purchase, were to purchase a foreign currency call option to hedge against a rise in value of the currency, and if the value of the currency instead depreciated between the date of purchase and the settlement date, the Fund would not have to exercise its call. Instead, the Fund could acquire in the spot market the amount of foreign currency needed for settlement.

                  SPECIAL RISKS ASSOCIATED WITH FOREIGN CURRENCY OPTIONS. Buyers and sellers of foreign currency options are subject to the same risks that apply to options generally. In addition, there are certain additional risks associated with foreign currency options. The markets in foreign currency options are relatively new, and the Fund's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although the Fund will not purchase or write such options unless and until, in the opinion of the Advisors, the market for them has developed sufficiently to ensure that the risks in connection with such options are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option at any specific time.

                  In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

                  The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

                  There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. option markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets until they reopen.

                  FOREIGN CURRENCY FUTURES TRANSACTIONS. By using foreign currency futures contracts and options on such contracts, the Fund may be able to achieve many of the same objectives as it would through the use of forward foreign currency exchange contracts. The Fund may be able to achieve these objectives possibly more effectively and at a lower cost by using futures transactions instead of forward foreign currency exchange contracts.

                  SPECIAL RISKS ASSOCIATED WITH FOREIGN CURRENCY FUTURES CONTRACTS AND RELATED OPTIONS. Buyers and sellers of foreign currency futures contracts are subject to the same risks that apply to the use of futures generally. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on currencies, as described above.

                  Options on foreign currency futures contracts may involve certain additional risks. Trading options on foreign currency futures contracts is relatively new. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. To reduce this risk, the Fund will not purchase or write options on foreign currency futures contracts unless and until, in the opinion of the Advisors, the market for such options has developed sufficiently that the risks in connection with such options are not greater than the risks in connection with transactions in the underlying foreign currency futures contracts. Compared to the purchase or sale of foreign currency futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Fund because the maximum amount at risk is the premium paid for the option (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss, such as when there is no movement in the price of the underlying currency or futures contract.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS

These transactions are made to secure what is considered to be an advantageous price or yield for a Fund. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of a Fund sufficient to make payment for the securities to be purchased are segregated on the Fund's records at the trade date. These assets are marked-to-market daily and are maintained until the transaction has been settled. The Funds do not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the value of their total assets.

REPURCHASE AGREEMENTS

The Funds require their custodian to take actual or constructive possession of the securities subject to repurchase agreements and these securities will be marked to market daily. To the extent that the original seller does not repurchase the securities from a Fund, a Fund could receive less than the repurchase price on any sale of such securities. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by a Fund might be delayed pending court action. The Funds believe that under the regular procedures normally in effect for custody of a Fund's portfolio securities subject to repurchase agreements, a court of competent jurisdiction would rule in favor of a Fund and allow retention or disposition of such securities. The Funds will only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers which are deemed by the Advisors to be creditworthy pursuant to guidelines established by the Trustees.

REVERSE REPURCHASE AGREEMENTS

The Funds may also enter into reverse repurchase agreements. These transactions are similar to borrowing cash. In a reverse repurchase agreement, a Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash and agrees that on a stipulated date in the future it will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable a Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that a Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

When effecting reverse repurchase agreements, liquid assets of a Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated on a Fund's records at the trade date. These securities are marked to market daily and maintained until the transaction is settled.

LENDING OF PORTFOLIO SECURITIES

The collateral received when a Fund lends portfolio securities must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on such securities. Loans are subject to termination at the option of a Fund or the borrower. A Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. A Fund would not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

RESTRICTED AND ILLIQUID SECURITIES

The Funds may invest in securities issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) securities are restricted as to disposition under the federal securities laws and are generally sold to institutional investors, such as the Funds, who agree that they are purchasing such securities for investment purposes and not with a view to public distributions. Any resale by the purchaser must be in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity. The Funds believe that Section 4(2) securities and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid. The Funds intend, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) securities, as determined by the Advisors, as liquid and not subject to the investment limitation applicable to illiquid securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange Commission ("SEC") staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the Staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities:

         o        the frequency of trades and quotes for the security;

         o the number of dealers willing to purchase or sell the security and the number of other potential buyers:

         o        dealer undertakings to make a market in the security: and

         o the nature of the security and the nature of the marketplace trades.

PORTFOLIO TURNOVER

The Funds will not attempt to set or meet portfolio turnover rates since any turnover would be incidental to transactions undertaken in an attempt to achieve the Funds' investment objectives. The following is a list of the portfolio turnover rates for the Funds:

                                  FISCAL YEAR ENDED         FISCAL YEAR ENDED
                                    JULY 31, 1997             JULY 31, 1996


Government Securities Fund              169%                      103%
Quality Bond Fund                       182%                      117%
Ohio Tax Free Fund                       49%                       30%
Quality Growth Fund                      37%                       37%
Mid Cap Fund                             52%                       54%
Balanced Fund                           101%                       61%
International Equity Fund                60%                       41%
Equity Income Fund(1)                    14%                       --
Bond Fund For Income(1)                  80%                       --
Municipal Bond Fund(1)                   31%                       --

(1) Information for the fiscal year ended July 31, 1997 reflects the period from January 27, 1997 (date of initial public investment) to July 31, 1997.

The portfolio turnover rate for the Pinnacle Fund, which commenced public investment on March 6, 1998, is expected to be less than 100%.

The increases in portfolio turnover for each of the Government Securities Fund, the Quality Bond Fund, the Ohio Tax Free Fund and the Balanced Fund were principally due to the unusually high level of volatility in the interest rate markets which produced increased trading opportunities. The increase in portfolio turnover for the International Equity Fund was principally due the Fund's adherence to its strategy of taking advantage of fluctuations in the overseas equities market, which was subject to greater volatility than usual.

INVESTMENT LIMITATIONS

         ISSUING SENIOR SECURITIES AND BORROWING MONEY

                  The Funds will not issue senior securities except that a Fund may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed; and except to the extent that a Fund (with the exception of Ohio Tax Free Fund, Municipal Bond Fund and Pinnacle Fund) may enter into futures contracts, as applicable.


                  The Funds will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling a Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. A Fund will not purchase any securities while any borrowings in excess of 5% of its total assets are outstanding. Currently, the Funds do not intend to borrow money.


         SELLING SHORT AND BUYING ON MARGIN

                  The Funds will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of purchases and sales of securities.

                  The deposit or payment by the Funds (with the exception of Ohio Tax Free Fund, Municipal Bond Fund and Pinnacle Fund) of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.

         PLEDGING ASSETS

                  The Funds will not mortgage, pledge, or hypothecate any assets, except to secure permitted borrowings. In these cases, the Funds may pledge assets as necessary to secure such borrowings. For purposes of this limitation, where applicable,
                  (a) the deposit of assets in escrow in connection with the writing of covered put or call options and the purchase of securities on a when-issued basis and (b) collateral arrangements with respect to: (i) the purchase and sale of stock options (and options on stock indices) and (ii) initial or variation margin for futures contracts, will not be deemed to be pledges of a Fund's assets.

         LENDING CASH OR SECURITIES

                  The Funds will not lend any of their respective assets except portfolio securities up to one-third of the value of total assets. This shall not prevent a Fund from purchasing or holding U.S. government obligations, money market instruments, publicly or non-publicly issued municipal bonds, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by a Fund's investment objective, policies, and limitations or the Trust's Declaration of Trust.

                  The Ohio Tax Free Fund and the Municipal Bond Fund may, however, acquire temporary investments or enter into repurchase agreements in accordance with their respective investment objective, policies and limitations or the Trust's Declaration of Trust.

         INVESTING IN COMMODITIES

                  None of the Funds will purchase or sell commodities, commodity contracts, or commodity futures contracts except to the extent that the Funds (with the exception of Ohio Tax Free Fund, Government Securities Fund, Municipal Bond Fund and Pinnacle
                  Fund) may engage in transactions involving futures contracts or options on futures contracts.

         INVESTING IN REAL ESTATE

                  None of the Funds will purchase or sell real estate, including limited partnership interests, although the Funds (with the exception of Government Securities Fund) may invest in securities of issuers whose business involves the purchase or sale of real estate or (with the exception of the Pinnacle
                  Fund) in securities which are secured by real estate or interests in real estate.

         DIVERSIFICATION OF INVESTMENTS

                  With respect to 75% of the value of their respective total assets, a Fund (with the exception of Ohio Tax Free Fund) will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of their total assets would be invested in the securities of that issuer. A Fund will not acquire more than 10% of the outstanding voting securities of any one issuer.

         DEALING IN PUTS AND CALLS

                  The Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund will not buy or sell puts, calls, straddles, spreads, or any combination of these.

         CONCENTRATION OF INVESTMENTS

                  The Government Securities Fund, Quality Bond Fund, Quality Growth Fund, Mid Cap Fund, Balanced Fund, International Equity Fund and Pinnacle Fund will not invest 25% or more of the value of their respective total assets in any one industry, except that these Funds may invest more than 25% of the value of its total assets in securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities and repurchase agreements collateralized by such securities.

                  The Ohio Tax Free Fund and the Municipal Bond Fund will not purchase securities if, as a result of such purchase, 25% or more of the value of their respective total assets would be invested in any one industry or in industrial development bonds or other securities, the interest upon which is paid from revenues of similar types of projects. However, the Funds may invest as temporary investments more than 25% of the value of their respective assets in cash or cash items, securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or instruments secured by these money market instruments, i.e., repurchase agreements.

         UNDERWRITING

                  A Fund will not underwrite any issue of securities, except as a Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

The above limitations cannot be changed with respect to a Fund without approval of the holders or a majority of that Fund's shares. The following limitations may be changed by the Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

         INVESTING IN RESTRICTED SECURITIES

                  The Funds will not invest more than 10% of the value of their respective net assets in securities that are subject to restrictions on resale under federal securities law.

         INVESTING IN ILLIQUID SECURITIES

                  The Funds will not invest more than 15% of the value of their respective net assets in illiquid securities, including, as applicable, repurchase agreements providing for settlement more than seven days after notice, over-the-counter options, certain restricted securities not determined by the Trustees to be liquid, and non-negotiable time deposits with maturities over seven days.

         INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES

                  The Funds will limit their respective investments in other investment companies to no more than 3% of the total outstanding voting stock of any investment company, invest no more than 5% of their respective total assets in any one investment company, and will invest no more than 10% of their respective total assets in investment companies in general. The Funds will purchase securities of closed-end investment companies only in open market transactions involving only customary broker's commissions. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees and, therefore, any investment by a Fund in shares of another investment company would be subject to such expenses.

         INVESTING IN NEW ISSUERS

                  The Government Securities Fund, Quality Bond Fund, Quality Growth Fund, Mid Cap Fund, Balanced Fund, International Equity Fund and Pinnacle Fund will not invest more than 5% of the value of their respective total assets in securities of issuers which have records of less than three years of continuous operations, including the operation of any predecessor.

                  The Ohio Tax Free Fund and the Municipal Bond Fund will not invest more that 5% of the value of their respective total assets in industrial development bonds where the principal and interest are the responsibility of companies (or guarantors, where applicable) with less than three years of continuous operations, including the operation of any predecessor.

         INVESTING IN ISSUERS WHOSE SECURITIES ARE OWNED BY OFFICERS AND TRUSTEES OF THE TRUST

                  A Fund will not purchase or retain the securities of any issuer if the officers and Trustees of the Trust, Fifth Third Bank or (in the case of the Pinnacle Fund) Heartland, owning individually more than 1/2 of 1% of the issuer's securities, together own more than 5% of the issuer's securities.

         INVESTING IN MINERALS

                  A Fund will not purchase interests in oil, gas, or other mineral exploration or development programs or leases, except they may purchase the securities of issuers which invest in or sponsor such programs.

         ARBITRAGE TRANSACTIONS

                  A Fund will not enter into transactions for the purpose of engaging in arbitrage.

         PURCHASING SECURITIES TO EXERCISE CONTROL

                  A Fund will not purchase securities of a company for the purpose of exercising control or management.

         INVESTING IN WARRANTS

                  The Quality Growth Fund, Mid Cap Fund, Balanced Fund, International Equity Fund, and Equity Income Fund may not invest more than 5% of their net assets in warrants, including those acquired in units or attached to other securities. To comply with certain state restrictions, a Fund will limit its investment in such warrants not listed on the New York or American Stock Exchanges to 2% of its net assets. (If state restrictions change, this latter restriction may be revised without notice to shareholders.) For purposes of this investment restriction, warrants will be valued at the lower of cost or market, except that warrants acquired by a Fund in units with or attached to securities may be deemed to be without value.

         INVESTING IN PUT OPTIONS

                  The International Equity Fund will not purchase put options on securities or futures contracts, unless the securities or futures contracts are held in the Fund's portfolio or unless the Fund in entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

         WRITING COVERED CALL OPTIONS

                  The International Equity Fund will not write call options on securities or futures contracts unless the securities of futures contracts are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

Except with respect to the Funds' policy of borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction. For purposes of its policies and limitations, the Funds consider certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

The Ohio Tax Free Fund and the Municipal Bond Fund do not expect to borrow money or pledge securities in excess of 5% of the value of their respective net assets during the coming fiscal year.

INVESTMENT RISKS (OHIO TAX FREE FUND)

The economy of the state of Ohio is reliant in part on durable goods manufacturing, largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. During the past decade, competition in various industries in the state of Ohio has changed from being domestic to international in nature. In addition, these industries may be characterized as having excess capacity in particular product segments. The steel industry, in particular, and the automobile industry, to a lesser extent, share these characteristics. Because the state of Ohio and certain underlying municipalities have large exposure to these industries and their respective aftermarkets, trends in these industries may, over the long term, impact the demographic and financial position of the state of Ohio and its municipalities. To the degree that domestic manufacturers in industries to which Ohio municipalities have exposure fail to make competitive adjustments, employment statistics and disposable income of residents in Ohio may deteriorate, possibly leading to population declines and erosion of municipality tax bases.

Both the economic trends above and the political climate in various municipalities may have contributed to the decisions of various businesses and individuals to relocate outside the state. A municipality's political climate in particular may affect its own credit standing. For both the state of Ohio and underlying Ohio municipalities, adjustment of credit ratings by the rating agencies may affect the ability to issue securities and thereby affect the supply of obligations meeting the quality standards for investment by the Fund.

The state ended fiscal year 1993 with a positive budgetary fund balance of over $100 million. The 1994-1995 biennial budget was formulated with reasonable revenue assumptions. The state implemented a revenue enhancement package in January of 1993 that increased the cigarette tax and the income tax bracket for incomes over $200,000, broadened the sales tax base and capped tax distributions to local governments. These and other minor revenue enhancements are budgeted to add $912 million of additional revenue to the 1994-1995 biennial budget. The state's fund balance reserve levels continue to be minimal but the state has demonstrated its ability to manage with limited financial flexibility.

The state has established procedures for municipal fiscal emergencies under which joint state/local commissions are established to monitor the fiscal affairs of a financially troubled municipality. When these procedures are invoked, the municipality must develop a financial plan to eliminate deficits and cure any defaults. Since their adoption in 1979, these procedures have been applied to approximately twenty-two cities and villages, including the city of Cleveland; in sixteen of these communities, the fiscal situation has been resolved and the procedures terminated.

The foregoing discussion only highlights some of the significant financial trends and problems affecting the state of Ohio and underlying municipalities.

FOUNTAIN SQUARE FUNDS MANAGEMENT
--------------------------------------------------------------------------------

OFFICERS AND TRUSTEES

Officers and Trustees of the Trust are listed with their addresses, principal occupations, and present positions. Except as listed below, none of the Trustees or officers are affiliated with Fifth Third Bank, Heartland, Fifth Third Bancorp, The BISYS Group, Inc., BISYS Fund Services, Inc., BISYS Fund Services Ohio, Inc., or BISYS Fund Services Limited Partnership.
--------------------------------------------------------------------------------

Albert E. Harris
5905 Graves Road
Cincinnati, OH  45243
Birthdate:  July 2, 1932

Chairman of the Board of Trustees

Formerly, Chairman of the Board EDB Holdings, Inc. (retired July, 1993)

--------------------------------------------------------------------------------

Edward Burke Carey
394 East Town Street
Columbus, OH  43215
Birthdate:  July 2, 1945

Member of the Board of Trustees

President of Carey Leggett Realty Advisors

--------------------------------------------------------------------------------

Lee A. Carter
425 Walnut Street
Cincinnati, OH  45202
Birthdate:  December 17, 1938

Member of the Board of Trustees

Formerly, President, Local Marketing Corporation (retired December 31, 1993)

--------------------------------------------------------------------------------

Stephen G. Mintos
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  February 5, 1954

President

From January 1987 to the present, employee of BISYS Fund Services, Inc.

--------------------------------------------------------------------------------

George R. Landreth
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  July 11, 1942

Vice President

From December 1992 to present, employee of BISYS Fund Services, Inc.

--------------------------------------------------------------------------------
Jeffrey C. Cusick
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  May 19, 1959

Secretary and Treasurer

From July 1995 to present, employee of BISYS Fund Services, Inc.; from September 1993 to July 1995, Assistant Vice President, Federated Administrative Services; from 1989 to September 1993, Manager, Client Services, Federated Administrative Services.


--------------------------------------------------------------------------------
TRUST OWNERSHIP

As of the date of this Statement of Additional Information, for each class of shares, officers and Trustees own less than 1% of the outstanding shares of each Fund.


Fifth Third Bank, as nominee for numerous trust and agency accounts, was the owner of record of more than 5% of the outstanding Investment A Shares of each Fund as of May 12, 1998. The following list indicates the extent of its ownership for each Fund.

         Government Securities Fund:           3,783,953 shares       90.9%
         Quality Bond Fund:                    9,712,531 shares       92.3%
         Ohio Tax Free Fund:                  16,157,513 shares       88.2%
         Quality Growth Fund:                 21,889,575 shares       85.0%
         Mid Cap Fund:                        11,906,532 shares       88.2%
         Balanced Fund:                        8,204,654 shares       73.7%
         International Equity Fund:           12,299,596 shares       96.7%
         Equity Income Fund:                   8,964,085 shares       93.9%
         Bond Fund For Income:                14,400,733 shares       98.7%
         Municipal Bond Fund:                  9,396,096 shares       99.9%

For the Pinnacle Fund, the following table sets forth, as of May 15, 1998, the persons known to be beneficial owners of more than 5% of the Fund's outstanding Investment A Shares.


           Butler Fairman & Seufert, Inc.
           Profit Sharing and 401(k) Plan        64,677 shares        7.22%
           9405 Delegates Row
           Indianapolis, IN  46250

           Heartland Capital Management, Inc.
           Profit Sharing Trust                  68,410 shares        7.64%
           36 S. Pennsylvania, Suite 610
           Indianapolis, IN  46250

TRUSTEES' COMPENSATION

NAME                                        AGGREGATE
POSITION WITH                               COMPENSATION FROM
TRUST                                       TRUST*+
--------------------------------------------------------------------------------
Edward Burke Carey
Trustee                                     $7,800

Lee A. Carter
Trustee                                     $6,600

Albert E. Harris
Trustee, Chairman of the Board              $9,800


*Information is furnished for the fiscal year ended July 31, 1997. The Trust is the only investment company in the Fund complex.

+The aggregate compensation is provided for the Trust which is comprised of sixteen portfolios.

TRUSTEE LIABILITY

The Trust's Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

INVESTMENT ADVISORY SERVICES
--------------------------------------------------------------------------------

ADVISORS TO THE TRUST

The Advisor to each of the Funds of the Trust except the Pinnacle Fund is Fifth Third Bank. It provides investment advisory services through its Trust and Investment Division. Fifth Third Bank is a wholly-owned subsidiary of Fifth Third Bancorp. The Advisor to the Pinnacle Fund is Heartland Capital Management, Inc. Heartland is a wholly-owned subsidiary of Fifth Third Bancorp. Neither Fifth Third Bank nor Heartland shall be liable to the Trust, a Fund, or any shareholder of any of the Funds for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

Because of the internal controls maintained by Fifth Third Bank to restrict the flow of non-public information, a Fund's investments are typically made without any knowledge of Fifth Third Bank's or affiliates' lending relationship with an issuer.

ADVISORY FEES

For its advisory services, Fifth Third Bank receives an annual investment advisory fee as described in the Prospectus. The following shows all of Fifth Third Bank's investment advisory fees incurred by the Funds and the amounts of those fees that were voluntarily waived by Fifth Third Bank for the fiscal years ended July 31, 1997, July 31, 1996, and July 31, 1995:

===================================================================================================================================
                             YEAR ENDED          AMOUNT           YEAR ENDED          AMOUNT         YEAR ENDED       AMOUNT
       FUND NAME           JULY 31, 1997       WAIVED-1997      JULY 31, 1996      WAIVED-1996      JULY 31, 1995   WAIVED-1995
-----------------------------------------------------------------------------------------------------------------------------------
Government Securities
Fund                          $233,799           $45,748           $153,416          $74,182          $ 134,241      $ 83,786
-----------------------------------------------------------------------------------------------------------------------------------
Quality Bond Fund             $483,167           $17,650           $402,013          $35,943          $ 265,658      $ 33,033
-----------------------------------------------------------------------------------------------------------------------------------
Ohio Tax Free Fund(1)         $813,101             $0              $177,022           $9,656          $ 142,708       $ 7,814
-----------------------------------------------------------------------------------------------------------------------------------
Quality Growth Fund         $2,328,245             $0              $901,809             $953          $ 536,144      $ 18,889
-----------------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund                $1,146,430            $4,161           $528,676          $26,747           $287,494       $52,747
-----------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                 $861,073           $17,327           $632,772          $36,873          $ 424,672      $ 18,857
-----------------------------------------------------------------------------------------------------------------------------------
International Equity
Fund                        $1,360,967             $0            $1,049,641          $57,525          $ 641,669(2)   $ 45,670
-----------------------------------------------------------------------------------------------------------------------------------
Equity Income Fund            $441,829(3)          $0                 --               --                 --            --
-----------------------------------------------------------------------------------------------------------------------------------
Bond Fund For
Income                        $410,755(3)          $0                 --               --                 --            --
-----------------------------------------------------------------------------------------------------------------------------------
Municipal Bond Fund           $282,200(3)          $0                 --               --                 --            --
===================================================================================================================================

(1) In addition to the waivers noted, Fifth Third Bank voluntarily reimbursed certain operating expenses of the Ohio Tax Free Fund during the fiscal years ended July 31, 1997, July 31, 1996, and July 31, 1995, of $11,621, $84,063, and
$179,400, respectively.

(2) For the period from August 19, 1994 (date of initial public investment) to July 31, 1995.

(3) For the period from January 27, 1997 (date of commencement of operations) to July 31, 1997.

For its advisory services, Heartland also receives an annual investment advisory fee as described in the Prospectus. Heartland's investment advisory fees incurred by the Pinnacle Fund and the amount of those fees that were voluntarily waived by Heartland are not available, as the Pinnacle Fund did not commence operations until March 9, 1998.

SUB-ADVISOR

Morgan Stanley Asset Management, Inc. is the sub-advisor to International Equity Fund under the terms of a Sub- Advisory Agreement between Fifth Third Bank and Morgan Stanley Asset Management, Inc.

SUB-ADVISORY FEES

For its sub-advisory services, Morgan Stanley Asset Management, Inc. receives an annual sub-advisory fee paid by Fifth Third Bank as described in the prospectus.

For the period from August 19, 1994 (date of initial public investment) through July 31, 1995, MSAM earned fees from International Equity Fund of $320,835, of which $22,835 was waived. For the year ended July 31, 1996, MSAM earned fees from International Equity Fund of $524,821, of which $28,763 was waived. For the year ended July 31, 1997, MSAM earned fees from International Equity Fund of $680,483, of which $0.00 was waived.

ADMINISTRATIVE SERVICES
--------------------------------------------------------------------------------

Until December 1, 1995, Federated Administrative Services, which is a subsidiary of Federated Investors, provided administrative personnel and services to the Funds. The following shows all fees earned by Federated Administrative Services and the amounts of those fees that were voluntarily waived for the four-month period ended December 1, 1995, and the fiscal year ended July 31, 1995:

================================================================================================================================
                                    FOUR-MONTH                AMOUNT WAIVED
        FUND NAME             PERIOD ENDED DECEMBER         AUGUST 1, 1995 TO           YEAR ENDED              AMOUNT
                                     1, 1995                 DECEMBER 1, 1995         JULY 31, 1995           WAIVED-1995
--------------------------------------------------------------------------------------------------------------------------------
Government Securities
Fund                                 $16,770                       $ 0                   $ 50,047                 $ 0
--------------------------------------------------------------------------------------------------------------------------------
Quality Bond Fund                    $22,486                       $ 0                   $ 53,404                 $ 0
--------------------------------------------------------------------------------------------------------------------------------
Ohio Tax Free Fund                   $16,770                       $ 0                   $ 50,000                 $ 0
--------------------------------------------------------------------------------------------------------------------------------
Quality Growth Fund                  $33,213                       $ 0                   $ 74,089                 $ 0
--------------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund                         $19,527                       $ 0                   $ 50,000                 $ 0
--------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                        $19,760                       $ 0                   $ 58,741                 $ 0
--------------------------------------------------------------------------------------------------------------------------------
International Equity Fund
                                    $ -------                      $ 0                  $ 142,192*                $ 0
================================================================================================================================

*For the period from August 19, 1994 (date of initial public investment) to July 31, 1995.

Effective December 1, 1995, BISYS Fund Services L.P., 3435 Stelzer Road, Columbus, Ohio 43219, provided administrative personnel and services to the Funds for the fees set forth in the prospectus. The following shows all fees earned by BISYS and the amounts of those fees that were voluntarily waived. For the year ended July 31, 1997, and the eight-month period ended July 31, 1996:

================================================================================================================================
                                         YEAR ENDED               AMOUNT          EIGHT-MONTH PERIOD         AMOUNT WAIVED
                                       JULY 31, 1997            WAIVED-1997       ENDED JULY 31, 1996      DECEMBER 1, 1995
                                                                                                            TO JULY 1, 1996
--------------------------------------------------------------------------------------------------------------------------------
Government Securities Fund                 $55,179                $14,275               $13,327                   $ 0
--------------------------------------------------------------------------------------------------------------------------------
Quality Bond Fund                         $114,352                $29,728               $35,961                   $ 0
--------------------------------------------------------------------------------------------------------------------------------
Ohio Tax Free Fund                        $197,989                $11,017               $15,306                   $ 0
--------------------------------------------------------------------------------------------------------------------------------
Quality Growth Fund                       $396,610                $16,801               $56,852                   $ 0
--------------------------------------------------------------------------------------------------------------------------------

                                       21

--------------------------------------------------------------------------------------------------------------------------------
                                        YEAR ENDED                 AMOUNT         EIGHT-MONTH PERIOD         AMOUNT WAIVED
                                       JULY 31, 1997            WAIVED-1997       ENDED JULY 31, 1996      DECEMBER 1, 1995
                                                                                                            TO JULY 1, 1994
--------------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund                              $191,888                $16,294               $33,025                   $ 0
--------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                             $141,253                $30,357               $39,823                   $ 0
--------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                 $166,482                 $ 0                 $114,974(1)                $ 0
--------------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                         $84,693                $36,958(2)              --                      $ 0
--------------------------------------------------------------------------------------------------------------------------------
Bond Fund for Income                      $114,052                $50,011(2)              --                      $ 0
--------------------------------------------------------------------------------------------------------------------------------
Municipal Bond Fund                        $77,342                $33,330(2)              --                      $ 0
================================================================================================================================

(1)  For the entire fiscal year, August 1, 1995 through July 31, 1996.

(2) For the period from January 27, 1997 (date of commencement of operations) to July 31, 1997.

Information relating to fees paid by the Pinnacle Fund for administrative personnel and services is not provided, as that Fund did not commence operations until March 9, 1998.

Effective December 1, 1995, pursuant to a separate agreement with BISYS Fund Services L.P., Fifth Third Bank performs sub-administration services on behalf of each Fund, for which it receives compensation from BISYS Fund Services L.P. For the year ended July 31, 1997, and eight-month period ended July 31, 1996, Fifth Third Bank earned the following sub-administrative fees:

==========================================================================================================================
                                                                YEAR ENDED                  EIGHT-MONTH PERIOD ENDED
                                                               JULY 31, 1997                      JULY 31, 1996
--------------------------------------------------------------------------------------------------------------------------
Government Securities Fund                                        $10,627                            $ 4,161
--------------------------------------------------------------------------------------------------------------------------
Quality Bond Fund                                                 $21,962                            $11,231
--------------------------------------------------------------------------------------------------------------------------
Ohio Tax Free Fund                                                $36,959                            $ 4,802
--------------------------------------------------------------------------------------------------------------------------
Quality Growth Fund                                               $72,758                            $17,721
--------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund                                                      $35,827                            $28,558
--------------------------------------------------------------------------------------------------------------------------
Balanced Fund                                                     $26,909                            $12,428
--------------------------------------------------------------------------------------------------------------------------
International Equity Fund                                         $34,046                            $16,694
--------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                                                $13,918                               --
--------------------------------------------------------------------------------------------------------------------------
Bond Fund for Income                                              $18,671                               --
--------------------------------------------------------------------------------------------------------------------------
Municipal Bond Fund                                               $12,827                               --
==========================================================================================================================

Information relating to fees paid by the Pinnacle Fund for sub-administration services is not provided, as that Fund did not commence operations until March 9, 1998.

Under the custodian agreement, Fifth Third Bank holds each Fund's portfolio securities and keeps all necessary records and documents relating to its duties. Pursuant to an agreement with Fifth Third Bank, Morgan Stanley Trust Company, Brooklyn, NY, acts as the International Equity Fund's sub-custodian for foreign assets held outside the United States and employs sub-custodians in accordance with regulations of the SEC. Morgan Stanley Trust

Company is an affiliate of Morgan Stanley Asset Management, Inc. Fees for custody services are based upon the market value of Fund securities held in custody plus out-of-pocket expenses. All fees earned by Fifth Third Bank as the custodian were voluntarily waived for the fiscal year ended July 31, 1997.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Fifth Third Bank serves as transfer agent and dividend disbursing agent for the Funds. The fee paid to the transfer agent is based upon the size, type and number of accounts and transactions made by shareholders.

Fifth Third Bank also maintains the Trust's accounting records. The fee paid for this service is based upon the level of the Funds' average net assets for the period plus out-of-pocket expenses.

BROKERAGE TRANSACTIONS
--------------------------------------------------------------------------------

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Advisors look for prompt execution of the order at a favorable price. In working with dealers, the Advisors will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Advisors make decisions on portfolio transactions and selects brokers and dealers subject to guidelines established by the Trustees.

The Advisors may select brokers and dealers who offer brokerage and research services. These services may be furnished directly to the Funds or to the Advisors and may include:

         o        advice as to the advisability of investing in securities;

         o        security analysis and reports;

         o        economic studies;

         o        industry studies;

         o        receipt of quotations for portfolio evaluations; and

         o        similar services.

The Advisors and their affiliates exercise reasonable business judgment in selecting brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided. For the fiscal year ended July 31, 1997, the Funds paid brokerage commissions in exchange for brokerage and research services described above in the following amounts: Quality Growth Fund, $90,186 of $229,134 total brokerage commissions paid; Mid Cap Fund, $53,745 of $134,532 total brokerage commissions paid; Balanced Fund, $31,402 of $75,158 total brokerage commissions paid; U.S. Government Securities Fund, all $188 of total brokerage commissions paid; Quality Bond Fund, all $12,422 of total brokerage commissions paid; Ohio Tax Free Fund, all $18,995 of total brokerage commissions paid; Equity Income Fund, $23,290 of $61,251 total brokerage commissions paid; and International Equity Fund, $33,171 of $178,270 total brokerage commissions paid.

Research services provided by brokers may be used by the Advisors in advising the Funds and other accounts. To the extent that receipt of these services may supplant services for which the Advisors or their affiliates might otherwise have paid, it would tend to reduce their expenses.

Although investment decisions for the Funds are made independently from those of the other accounts managed by the Advisors, investments of the type the Funds may make may also be made by those other accounts. When one of the Funds and one or more other accounts managed by the Advisors are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Advisors to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the Funds or the size of the position obtained or disposed of by the Funds. In other cases, however, it is believed that coordination and the ability to participate in volume transactions will be to the benefit of the Funds.

For the fiscal years ended July 31, 1997, July 31, 1996, and for the period from August 19, 1994 (date of initial public investment) to July 31, 1995, Morgan Stanley & Co. Incorporated, an affiliate of the International Equity Fund, earned $0, $104 and $31,034, respectively, in brokerage commissions, representing 0.00%, 0.09% and 9.67%, respectively, of the total brokerage commissions paid by the Fund. These transactions with Morgan Stanley & Co. Incorporated amounted to 0.00%, 0.29% and 4.91%, respectively, of the value of the Fund's securities transactions on which commissions were paid. Morgan Stanley & Co. Incorporated executed trades for the Fund in Indonesia which, in general, involve higher transaction costs than trades done in such other markets as Japan or the European countries, which accounts for the differences in these percentages.

During the fiscal year ended July 31, 1997, some of the Funds acquired securities of the Funds' regular brokers or dealers or their parents as follows:
Quality Growth Fund held securities issued by UBS Securities and held $19,460 of securities issued by UBS Securities as of year end; Equity Income Fund purchased securities issued by UBS Securities and held $952,000 of securities issued by UBS Securities at year end; Balanced Fund purchased securities issued by UBS Securities and held $3,922,000 of securities issued by UBS Securities at year end; Mid Cap Fund purchased securities issued by UBS Securities and held $10,184,000 in securities issued by UBS Securities at year end; International Equity Fund purchased securities issued by UBS Securities and held $10,172,000 in securities issued by UBS Securities at year end; Bond Fund For Income purchased securities issued by Bear Stearns, Inc., Donaldson, Lufkin & Jenrette, Merrill Lynch, Morgan Stanley, PaineWebber and UBS Securities and held $5,162,909 in securities issued by Bear Stearns, Inc., $5,020,000 in securities issued by Donaldson, Lufkin & Jenrette, $3,015,000 in securities issued by Merrill Lynch, $5,007,000 in securities issued by Morgan Stanley, $4,996,635 in securities issued by PaineWebber and $22,323,000 in securities issued by UBS Securities, each at year end; Quality Bond Fund purchased securities issued by Merrill Lynch and UBS Securities and held $4,020,000 in securities issued by Merrill Lynch and $15,771,000 in securities issued by UBS Securities, each at year end; U.S. Government Securities Fund purchased securities issued by UBS Securities and held $843,000 in securities issued by UBS Securities at year end.

PURCHASING SHARES
--------------------------------------------------------------------------------

Institutional Shares of the Funds are sold at their net asset value on days the New York Stock Exchange and the Federal Reserve Bank of Cleveland are open for business. The procedure for purchasing Institutional Shares of the Funds is explained in the Prospectus under "Investing in the Funds."

CONVERSION TO FEDERAL FUNDS

It is the Funds' policy to be as fully invested as possible so that maximum interest or dividends may be earned. To this end, all payments from shareholders must be in federal funds or be converted into federal funds. Fifth Third Bank acts as the shareholder's agent in depositing checks and converting them to federal funds.

EXCHANGING SECURITIES FOR FUND SHARES

Investors may exchange securities they already own for shares of a Fund or they may exchange a combination of securities and cash for Fund shares. Any securities to be exchanged must meet the investment objective and policies of each Fund, must have a readily ascertainable market value, must be liquid, and must not be subject to restrictions on resale. An investor should forward the securities in negotiable form with an authorized letter of transmittal to Fifth Third Bank. A Fund will notify the investor of its acceptance and valuation of the securities within five business days of their receipt by Fifth Third Bank.

A Fund values such securities in the same manner as a Fund values its assets. The basis of the exchange will depend upon the net asset value of shares of a Fund on the day the securities are valued. One Share of a Fund will be issued for each equivalent amount of securities accepted.

Any interest earned on the securities prior to the exchange will be considered in valuing the securities. All interest, dividends, subscription, conversion, or other rights attached to the securities become the property of a Fund, along with the securities.

DETERMINING NET ASSET VALUE
--------------------------------------------------------------------------------

Net asset values of the Funds generally change each day. The days on which the net asset value is calculated by these Funds are described in the prospectus.

DETERMINING MARKET VALUE OF SECURITIES

The market value of the Funds' portfolio securities (with the exception of Ohio Tax Free Fund and Municipal Bond Fund) are determined as follows:

         o for equity securities, according to the last sale price on a national securities exchange, if available;

         o in the absence of recorded sales for listed equity securities, according to the mean between the last closing bid and asked prices;

         o        for unlisted equity securities, the latest bid prices;

         o for bonds and other fixed income securities, as determined by an independent pricing service;

         o for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; or

         o for all other securities, at fair value as determined in good faith by the Board of Trustees.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may reflect institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

The Funds will value futures contracts, options and put options on financial futures at their market values established by the exchanges at the close of option trading on such exchanges unless the Trustees determine in good faith that another method of valuing option positions is necessary to appraise their fair value.

VALUING MUNICIPAL BONDS

With respect to Ohio Tax Free Fund and Municipal Bond Fund, the Trustees use an independent pricing service to value municipal bonds. The independent pricing service takes into consideration yield, stability, risk, quality, coupon rate, maturity, type of issue, trading characteristics, special circumstances of a security or trading market, and any other factors or market data it considers relevant in determining valuations for normal institutional size trading units of debt securities, and does not rely exclusively on quoted prices.

USE OF AMORTIZED COST

The Trustees have decided that the fair value of debt securities authorized to be purchased by the Fund with remaining maturities of 60 days or less at the time of purchase may be their amortized cost value, unless the particular circumstances of the security indicate otherwise. Under this method, portfolio instruments and assets are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value. The Executive Committee continually assesses this method of valuation and recommends changes where necessary to assure that the Fund's portfolio instruments are valued at their fair value as determined in good faith by the Trustees.

TRADING IN FOREIGN SECURITIES

Trading in foreign securities may be completed at times which vary from the closing of the New York Stock Exchange. In computing the net asset value, International Equity Fund values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the New York Stock Exchange. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the New York Stock Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the New York Stock Exchange. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Trustees, although the actual calculation may be done by others.

REDEEMING SHARES
--------------------------------------------------------------------------------

Shares are redeemed at the next computed net asset value after the Trust receives the redemption request. Redemption procedures are explained in the prospectus under "Redeeming Shares." Although Fifth Third Bank does not charge for telephone redemptions, it reserves the right to charge a fee for the cost of wire-transferred redemptions of less than $5,000.

REDEMPTION IN KIND

The Trust has elected to be governed by Rule 18f-1 of the Investment Company Act of 1940 under which the Trust is obligated to redeem shares for any one shareholder in cash only up to the lesser of $250,000 or 1% of a Fund's net asset value during any 90-day period.

Any redemption beyond this amount will also be in cash unless the Trustees determine that payments should be in kind. In such a case, the Trust will pay all or a portion of the remainder of the redemption in portfolio instruments, valued in the same way as the Fund determines net asset value. The portfolio instruments will be selected in a manner that the Trustees deem fair and equitable.

TAX STATUS
--------------------------------------------------------------------------------

THE FUNDS' TAX STATUS

The Funds will pay no federal income tax because they expect to meet the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to receive the special tax treatment afforded to such companies. To qualify for this treatment, each Fund must, among other requirements:

         o derive at least 90% of its gross income from dividends, interest, and gains from the sale of securities;

         o derive less than 30% of its gross income from the sale of securities held less than three months;

         o        invest in securities within certain statutory limits; and

         o distribute to its shareholders at least 90% of its net income earned during the year.

SHAREHOLDERS' TAX STATUS

With respect to Government Securities Fund, Quality Bond Fund, Quality Growth Fund, Mid Cap Fund, Balanced Fund, International Equity Fund, Equity Income Fund, Bond Fund For Income, and Pinnacle Fund, shareholders are subject to federal income tax on dividends received as cash or additional shares. No portion of any income dividend paid by a Fund is eligible for the dividends received deduction available to corporations. These dividends, and any short-term capital gains, are taxable as ordinary income.

With respect to Ohio Tax Free Fund and Municipal Bond Fund, no portion of any income dividend paid by a Fund is eligible for the dividends received deduction available to corporations.

CAPITAL GAINS

With respect to Government Securities Fund, Quality Bond Fund, Quality Growth Fund, Mid Cap Fund, Balanced Fund, International Equity Fund, Equity Income Fund, and Bond Fund For Income, long-term capital gains distributed to shareholders will be treated as long-term capital gains regardless of how long shareholders have held shares.

With respect to Ohio Tax Free Fund and Municipal Bond Fund, capital gains or losses may be realized by a Fund on the sale of portfolio securities and as a result of discounts from par value on securities held to maturity. Sales would generally be made because of:

         o        the availability of higher relative yields;

         o        differentials in market values;

         o        new investment opportunities;

         o        changes in creditworthiness of an issuer; or

         o        an attempt to preserve gains or limit losses.

Distributions of long-term capital gains are taxed as such, whether they are taken in cash or reinvested, and regardless of the length of time the shareholder has owned shares. Any loss by a shareholder on shares held for less than six months and sold after a capital distribution will be treated as a long-term capital loss to the extent of the capital gains distribution.

FOREIGN TAXES

Investment income on certain foreign securities in which International Equity Fund may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Fund would subject.

TOTAL RETURN
--------------------------------------------------------------------------------

The average annual total return for the Funds is the average compounded rate of return for a given period that would equate a $1,000 initial investment to the ending redeemable value of that investment. The ending redeemable value is computed by multiplying the number of shares owned at the end of the period by the offering price per share at the end of the period. The number of shares owned at the end of the period is based on the number of shares purchased at the beginning of the period with $1,000, less any applicable sales load, adjusted over the period by any additional shares, assuming the monthly reinvestment of all dividends and distributions.

YIELD
--------------------------------------------------------------------------------

The Funds may advertise SEC yields for Institutional Shares.

The yield for a Fund is determined by dividing the net investment income per share (as defined by the SEC) earned by the Fund over a thirty-day period by the maximum offering price per share of the Fund on the last day of the period. This value is then annualized using semi-annual compounding. This means that the amount of income generated during the thirty-day period is assumed to be generated each month over a 12-month period and is reinvested every six months. The yield does not necessarily reflect income actually earned by the Fund because of certain adjustments required by the SEC and, therefore, may not correlate to the dividends or other distributions paid to shareholders.

To the extent that financial institutions and broker/dealers charge fees in connection with services provided in conjunction with an investment in a Fund, the performance will be reduced for those shareholders paying those fees.

TAX-EQUIVALENT YIELD
--------------------------------------------------------------------------------

The Ohio Tax Free Fund and the Municipal Bond Fund may also advertise tax-equivalent yield. The tax-equivalent yield of a Fund is calculated similarly to the yield, but is adjusted to reflect the taxable yield that the Fund would have had to earn to equal its actual yield, assuming a 37.90% tax rate and assuming that income is 100% tax-exempt.

TAX EQUIVALENCY TABLE

The Ohio Tax Free Fund and Municipal Bond Fund may also use a tax-equivalency table in advertising and sales literature. The interest earned by the municipal obligations in the Ohio Tax Free Fund's portfolio generally remains free from federal regular income tax and is free from income taxes imposed by the state of Ohio. The interest earned by the Municipal Bond Fund's portfolio is generally free from federal regular income tax. As the tables below indicates, a "tax-free" investment in the Ohio Tax Free Fund is an attractive choice for investors, particularly in times of narrow spreads between "tax-free" and taxable yields.

-----------------------------------------------------------------------------------------------------------------------------------
                                     TAXABLE YIELD EQUIVALENT FOR 1997
                                              STATE OF OHIO
-----------------------------------------------------------------------------------------------------------------------------------
         FEDERAL TAX BRACKET:

                                   15.00%             28.00%              31.00%               36.00%                 39.60%

         COMBINED FEDERAL AND STATE TAX BRACKET:

                                   19.457%            33.201%             37.900%              43.500%               47.100%
-----------------------------------------------------------------------------------------------------------------------------------
          SINGLE                      $1-            $23,351-            $56,551-             $117,951-                OVER
          RETURN                   23,350             56,550             117,950               256,500              256,500
-----------------------------------------------------------------------------------------------------------------------------------
        Tax-Exempt                                                 Taxable Yield Equivalent
           Yield
-----------------------------------------------------------------------------------------------------------------------------------
           1.50%                    1.86%              2.25%               2.42%                2.65%                 2.84%
           2.00%                    2.48%              2.99%               3.22%                3.54%                 3.78%
           2.50%                    3.10%              3.74%               4.03%                4.42%                 4.73%
           3.00%                    3.72%              4.49%               4.83%                5.31%                 5.67%
           3.50%                    4.35%              5.24%               5.64%                6.19%                 6.62%
           4.00%                    4.97%              5.99%               6.44%                7.08%                 7.56%
           4.50%                    5.59%              6.74%               7.25%                7.96%                 8.51%
           5.00%                    6.21%              7.49%               8.05%                8.85%                 9.45%
           5.50%                    6.83%              8.23%               8.86%                9.73%                10.40%
           6.00%                    7.45%              8.98%               9.66%               10.62%                11.34%
-----------------------------------------------------------------------------------------------------------------------------------

         Note: The maximum marginal tax rate for each bracket was used in calculating the taxable yield equivalent. Furthermore, additional state and local taxes paid on comparable taxable investments were not used to increase federal deductions.

         The chart above is for illustrative purposes only. It is not an indicator of past or future performance of Ohio Tax Free Fund shares.

         * Some portion of Ohio Tax Free Fund's and Municipal Bond Fund's income may be subject to the federal alternative minimum tax and state and local income taxes.

PERFORMANCE COMPARISONS

--------------------------------------------------------------------------------

Each Fund's performance depends upon such variables as:

         o        portfolio quality;

         o        average portfolio maturity;

         o        type of instruments in which the portfolio is invested;

         o changes in interest rates and market value of portfolio securities;

         o        changes in each Fund's expenses; and

         o        various other factors

Each Fund's performance fluctuates on a daily basis largely because net earnings and offering price per share fluctuate daily. Both net earnings and net asset value per share are factors in the computation of yield and total return as described above.

Investors may use financial publications and/or indices to obtain a more complete view of the Fund's performance. When comparing performance, investors should consider all relevant factors such as the composition of any index used, prevailing market conditions, portfolio compositions of other funds, and methods used to value portfolio securities and compute offering price. The financial publications and/or indices which the Funds use in advertising may include:

         o DOW JONES INDUSTRIAL AVERAGE ("DJIA") represents share prices of selected blue-chip industrial corporations. The DJIA indicates daily changes in the average price of stock of these corporations. Because it represents the top corporations of America, the DJIA index is a leading economic indicator for the stock market as a whole. (Quality Growth, Balanced, Mid Cap, Equity Income, and Pinnacle Funds)

         o EUROPE, AUSTRALIA, AND FAR EAST (EAFE) is a market capitalization weighted foreign securities index, which is widely used to measure the performance of European, Australian, New Zealand, and Far Eastern stock markets. The index covers approximately 1,020 companies drawn from 18 countries in the above regions. The index values its securities daily in both U.S. dollars and local currency and calculates total returns monthly. EAFE U.S. dollar total return is a net dividend figure less Luxembourg withholding tax. The EAFE is monitored by Capital International, S.A., Geneva, Switzerland. (International Equity Fund)

         o LEHMAN BROTHERS AGGREGATE BOND INDEX is a total return index measuring both the capital price changes and income provided by the underlying universe of securities, weighted by market value outstanding. The Aggregate Bond Index is comprised of the Lehman Brothers Government Bond Index, Corporate Bond Index, Mortgage-Backed Securities Index and the Yankee Bond Index. These indices include: U.S. Treasury obligations, including bonds and notes; U.S. agency obligations, including those of the Federal Farm Credit Bank, Federal Land Bank and the Bank for Co-Operatives; foreign obligations, U.S. investment-grade corporate debt and mortgage-backed obligations. All corporate debt included in the Aggregate Bond Index has a minimum S&P rating of BBB, a minimum Moody's rating of Baa, or a Fitch rating of BBB. (Balanced, Quality Bond and Bond Fund For Income)

         o LEHMAN BROTHERS 5-YEAR MUNICIPAL BOND INDEX includes fixed-rate debt obligations of state and local government entities. The securities have maturities not less than four years but no more than six years, are investment grade and are selected from issues larger than $50 million dated since 1984. (Ohio Tax Free and Municipal Bond Funds)

         o LEHMAN BROTHERS GOVERNMENT INDEX is an unmanaged index comprised of all publicly issued, non-convertible domestic debt of the U.S. government, or any agency thereof, or any quasi-federal corporation and of corporate debt guaranteed by the U.S. government. Only notes and bonds with a minimum outstanding principal of $1 million and a minimum maturity of one year are included. (Government Securities, Balanced, Quality Bond, and Bond Fund For Income)

         o LEHMAN BROTHERS GOVERNMENT/CORPORATE (TOTAL) INDEX is comprised of approximately 5,000 issues which include non-convertible bonds publicly issued by the U.S. government or its agencies; corporate bonds guaranteed by the U.S. government and quasi-federal corporations; and publicly issued, fixed rate, non-convertible domestic bonds of companies in industry, public utilities and finance. The average maturity of these bonds approximates nine years. Tracked by Shearson Lehman Brothers, Inc., the index calculates total returns for one month, three month, twelve month and ten year periods and year-to-date. (Government Securities, Balanced, Quality Bond, and Bond Fund For Income)

         o        LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CORPORATE BOND INDEX:
                  An unmanaged index comprised of all the bonds issued by the Lehman Brothers Government/Corporate Bond Index with maturities between 1 and 9.99 years. Total return is based on price appreciation/depreciation and income as a percentage of the original investment. Indices are rebalanced monthly by market capitalization. (Balanced, Quality Bond, Government Securities, and Bond Fund For Income)

         o LEHMAN BROTHERS 7-YEAR MUNICIPAL BOND INDEX includes fixed-rate debt obligations of state and local government entities. The securities have maturities between seven and eight years, are investment grade and are selected from issues larger than $50 million dated since 1984. (Ohio Tax Free Bond and Municipal Bond Funds)

         o LIPPER ANALYTICAL SERVICES, INC. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all capital gains distributions and income dividends and takes into account any change in net asset value over a specific period of time. From time to time, the Fund will quote its Lipper ranking in the applicable funds category in advertising and sales literature. (All Funds)

         o MERRILL LYNCH COMPOSITE 1-5 YEAR TREASURY INDEX is comprised of approximately 66 issues of U.S. Treasury securities maturing between 1 and 4.99 years, with coupon rates of 4.25% or more. These total return figures are calculated for one, three, six, and twelve month periods and year-to-date and include the value of the bond plus income and any price appreciation or depreciation. (Government Securities Fund)

         o MERRILL LYNCH CORPORATE AND GOVERNMENT INDEX includes issues which must be in the form of publicly placed, nonconvertible, coupon-bearing domestic debt and must carry a term of maturity of at least one year. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e., BBB/Baa or better). (Balanced, Quality Bond, and Bond Fund For Income)

         o MERRILL LYNCH DOMESTIC MASTER INDEX includes issues which must be in the form of publicly placed, nonconvertible, coupon-bearing domestic debt and must carry a term to maturity of at least one year. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. The Domestic Master Index is a broader index than the Merrill Lynch Corporate and Government Index and includes, for example, mortgage related securities. The mortgage market is divided by agency, type of mortgage and coupon and the amount outstanding in each agency/type/coupon subdivision must be no less than $200 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e. BBB/Baa or better). (Balanced, Quality Bond and Bond Fund For Income)

         o MERRILL LYNCH 3-YEAR TREASURY YIELD CURVE INDEX is an unmanaged index comprised of the most recently issued 3-year U.S. Treasury notes. Index returns are calculated as total returns for periods of one, three, six, and twelve months as well as year-to-date. (Government Securities Fund)

         o MERRILL LYNCH 3-5 YEAR TREASURY INDEX is comprised of approximately 24 issues of intermediate-term U.S. government and U.S. Treasury securities with maturities between 3 and
                  4.99 years and coupon rates above 4.25%. Index returns are calculated as total returns for periods of one, three, six and twelve months as well as year-to-date. (Government Securities
                  Fund)

         o MORNINGSTAR, INC., an independent rating service, is the publisher of the bi-weekly Mutual Fund Values. Mutual Fund Values rates more than 1,000 NASDAQ-listed mutual funds of all types, according to their risk-adjusted returns. The maximum rating is five stars, and ratings are effective for two weeks. (All Funds)

         o SALOMON BROTHERS AAA-AA CORPORATE INDEX calculates total returns of approximately 775 issues which include long-term, high-grade domestic corporate taxable bonds, rated AAA-AA with maturities of twelve years or more and companies in industry, public utilities, and finance. (Balanced, Quality Bond, and Bond Fund For Income)

         o SALOMON BROTHERS 3-5 YEAR GOVERNMENT INDEX quotes total returns for U.S. Treasury issues (excluding flower bonds) which have maturities of three to five years. These total returns are year-to-date figures which are calculated each month following January 1. (Government Securities Fund)

         o S&P/BARRA GROWTH INDEX is a sub-index of the S&P 500 composite index of common stocks. The index represents approximately fifty percent of the S&P 500 market capitalization and is comprised of those companies with higher price-to-book ratios (one distinction associated with "growth stocks"). The index is maintained by Standard and Poor's in conjunction with BARRA, an investment technology firm. (Quality Growth, Balanced, Mid Cap, Equity Income, and Pinnacle Funds)

         o S&P MID CAP 400 INDEX is comprised of the 400 common stocks issued by medium-sized domestic companies whose market capitalizations range from $200 million to $5 billion. The stocks are selected on the basis of the issuer's market size, liquidity and industry group representation. (Mid Cap Fund)

         o STANDARD & POOR'S RATINGS GROUP DAILY STOCK PRICE INDICES of 500 and 400 Common Stocks are composite indices of common stocks in industry, transportation, and financial and public utility companies that can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. In addition, the S&P indices assume reinvestment of all dividends paid by stocks listed on its indices. Taxes due on any of these distributions are not included, nor are brokerage or other fees calculated in the S&P figures. (Quality Growth, Balanced, Mid Cap, Equity Income, and Pinnacle Funds)

         o WILSHIRE MID CAP 750 INDEX is a subset of the Wilshire 5000 index of common stocks. The Mid Cap 750 index consists of those Wilshire 5000 companies ranked between 501 and 1,250 according to market capitalization. The index ranges in market capitalization from $400 million to $1.7 billion. (Mid Cap
                  Fund)

Advertisements and other sales literature for the Funds may quote total returns which are calculated on nonstandardized base periods. These total returns also represent the historic change in the value of an investment in the Funds based on monthly/quarterly reinvestment of dividends over a specified period of time.

As of the date of this Statement of Additional Information, no historical performance of Institutional Shares of any of the Funds was available. The Funds, however, expect to total returns for each of the Funds, calculated as described in the Prospectus.

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The financial statements for Fountain Square U.S. Government Securities Fund, Fountain Square Quality Bond Fund, Fountain Square Ohio Tax Free Fund, Fountain Square Quality Growth Fund, Fountain Square Mid Cap Fund, Fountain Square Balanced Fund, Fountain Square International Equity Fund, Fountain Square Equity Income Fund, Fountain Square Bond Fund For Income, and Fountain Square Municipal Bond Fund for the fiscal year ended July 31, 1997 are incorporated herein by reference to the Annual Report to Shareholders of the Fountain Square Stock and Bond Mutual Funds dated July 31, 1997. (File Nos. 33-24848 and 811-5669.) A copy of the Annual Report may be obtained without charge by contacting the Trust at the address located on the back cover of the Prospectus.

APPENDIX
--------------------------------------------------------------------------------

STANDARD AND POOR'S RATINGS GROUP CORPORATE AND MUNICIPAL BOND RATING
DEFINITIONS

AAA--Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

NR--NR indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy. S&P may apply a plus (+) or minus (-) to the above rating classifications to show relative standing within the classifications.

MOODY'S INVESTORS SERVICE, INC. CORPORATE AND MUNICIPAL BOND RATING DEFINITIONS

AAA--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA--Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NR--Not rated by Moody's. Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

FITCH INVESTORS SERVICE, INC. LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds considered to be investment grade and of very high quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

NR--NR indicates that Fitch does not rate the specific issue. Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

STANDARD AND POOR'S RATINGS GROUP MUNICIPAL NOTE RATING DEFINITIONS

SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus sign (+) designation.

SP-2--Satisfactory capacity to pay principal and interest.

SP-3--Speculative capacity to pay principal and interest.

MOODY'S INVESTORS SERVICE SHORT-TERM LOAN RATING DEFINITIONS

MIG1/VMIG1--This designation denotes best quality. There is a present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing.

MIG2/VMIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

FITCH INVESTORS SERVICE, INC. SHORT-TERM DEBT RATING DEFINITIONS

F-1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2--Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the F-1+ and F-1 categories.

STANDARD AND POOR'S RATINGS GROUP COMMERCIAL PAPER RATING DEFINITIONS

A-1--This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus (+) sign.

A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

MOODY'S INVESTORS SERVICE, INC. COMMERCIAL PAPER RATING DEFINITIONS

PRIME-1--Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will often be evidenced by the following characteristics:

         o        Leading market positions in well-established industries.

         o        High rates of return on funds employed.

                  o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

                  o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

                  o Well-established access to a range of financial markets and assured sources of alternate liquidity.

P-2--Issuers (or supporting institutions) rated Prime-2 (P-2) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                          FOUNTAIN SQUARE CARDINAL FUND

                     (A PORTFOLIO OF FOUNTAIN SQUARE FUNDS)

                               INVESTMENT A SHARES

                               INVESTMENT C SHARES

                  COMBINED STATEMENT OF ADDITIONAL INFORMATION






The Investment A Shares and Investment C Shares of Fountain Square Cardinal Fund (the "Fund") represent interests in a diversified portfolio of securities of Fountain Square Funds (the "Trust"). This combined Statement of Additional Information should be read with the Prospectus for Investment A Shares and Investment C Shares dated May 20, 1998. This Statement is not a prospectus itself. To receive a copy of the Prospectus, please write the Trust or call toll-free, (888) 799-5353.


FOUNTAIN SQUARE FUNDS
C/O FIFTH THIRD BANK
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO  45263


                          Statement dated May 20, 1998

TABLE OF CONTENTS
--------------------------------------------------------------------------------


GENERAL INFORMATION ABOUT THE TRUST........................................  1

INVESTMENT OBJECTIVES AND POLICIES OF THE FUND.............................  1
         Types of Investments..............................................  1
         When-Issued and Delayed Delivery Transactions.....................  4
         Repurchase Agreements.............................................  4
         Reverse Repurchase Agreements.....................................  5
         Lending of Portfolio Securities...................................  5
         Restricted And Illiquid Securities................................  5
         Portfolio Turnover................................................  6
         Investment Limitations............................................  6

FOUNTAIN SQUARE FUNDS MANAGEMENT...........................................  9
         Officers and Trustees.............................................  9
         Trust Ownership................................................... 10
         Trustees' Compensation............................................ 10
         Trustee Liability................................................. 11

INVESTMENT ADVISORY SERVICES............................................... 11
         Advisor to the Fund............................................... 11
         Advisory Fees..................................................... 11

ADMINISTRATIVE SERVICES.................................................... 11
         Transfer Agent and Dividend Disbursing Agent...................... 12

BROKERAGE TRANSACTIONS..................................................... 12

PURCHASING SHARES.......................................................... 13
         Distribution Plan and Administrative Services Agreement
         (Investment C Shares Only)........................................ 13
         Conversion to Federal Funds....................................... 13
         Exchanging Securities for Fund Shares............................. 14

DETERMINING NET ASSET VALUE................................................ 14
         Determining Market Value of Securities............................ 14
         Use of Amortized Cost............................................. 15

REDEEMING SHARES........................................................... 15
         Redemption in Kind................................................ 15

TAX STATUS................................................................. 15
         The Fund's Tax Status............................................. 15
         Shareholders' Tax Status.......................................... 16
         Capital Gains..................................................... 16

TOTAL RETURN............................................................... 16

YIELD...................................................................... 16

PERFORMANCE COMPARISONS.................................................... 16

APPENDIX................................................................... 19

GENERAL INFORMATION ABOUT THE TRUST
--------------------------------------------------------------------------------

The Trust was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1988. This combined Statement of Additional Information relates only to Investment A Shares and Investment C Shares of the Fountain Square Cardinal Fund (the "Fund"). The Fund is advised by Fifth Third Bank (the "Advisor").

INVESTMENT OBJECTIVES AND POLICIES OF THE FUND
--------------------------------------------------------------------------------

The Prospectus discusses the objectives of the Fund and the policies employed to achieve those objectives. The following discussion supplements the description of the Fund's investment policies in the Prospectus. The Fund's investment objectives cannot be changed without approval of shareholders. Unless otherwise indicated, the investment policies described below may be changed by the Board of Trustees (the "Trustees") without shareholder approval. Shareholders will be notified before any material change in these policies becomes effective.

TYPES OF INVESTMENTS

         BANK INSTRUMENTS

                  The Fund may invest in the instruments of banks and savings and loans whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation, such as certificates of deposit, demand and time deposits, savings shares, and bankers' acceptances. However, these instruments are not necessarily guaranteed by those organizations.

         FUTURES AND OPTIONS TRANSACTIONS

                  The Fund may engage in futures and options transactions as described below to the extent consistent with its investment objectives and policies.

                  As a means of reducing fluctuations in the net asset value of shares of the Fund, the Fund may attempt to hedge all or a portion of its portfolio through the purchase of put options on portfolio securities and put options on financial futures contracts for portfolio securities. The Fund may attempt to hedge all or a portion of its portfolio by buying and selling financial futures contracts and writing call options on futures contracts. The Fund may also write covered call options on portfolio securities to attempt to increase current income.

                  The Fund will maintain its position in securities, options, and segregated cash subject to puts and calls until the options are exercised, closed, or have expired. An option position may be closed out over-the-counter or on an exchange which provides a secondary market for options of the same series.

                  FUTURES CONTRACTS. The Fund may enter into futures contracts. A futures contract is a firm commitment by two parties, the seller who agrees to make delivery of the specific type of security called for in the contract ("going short") and the buyer who agrees to take delivery of the security ("going long") at a certain time in the future. However, a securities index futures contract is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index was originally written. No physical delivery of the underlying security in the index is made.

                  Financial futures contracts call for the delivery of particular debt instruments issued or guaranteed by the U.S. Treasury or by specified agencies or instrumentalities of the U.S. government at a certain time in the future.

                  The purpose of the acquisition or sale of a futures contract by the Fund is to protect it from fluctuations in the value of securities caused by unanticipated changes in interest rates or stock prices without necessarily buying or selling securities. For example, in the fixed income securities market, price moves inversely to interest rates. A rise in rates means a drop in price. Conversely, a drop in rates means a rise in price. In order to hedge its holdings of fixed income securities against a rise in market interest rates, the Fund could enter into contracts to "go short" to protect itself against the possibility that the prices of its fixed income securities may decline during the Fund's anticipated holding period. The Fund would "go long" to hedge against a decline in market interest rates. The International Equity Fund may also invest in securities index futures contracts when the Advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the securities underlying the index.

                  STOCK INDEX OPTIONS. The Fund may purchase put options on stock indices listed on national securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index.

                  The effectiveness of purchasing stock index options will depend upon the extent to which price movements in the Fund's portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Fund will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Fund of options on stock indices will be subject to the ability of the Advisor to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.

                  PUT OPTIONS ON FINANCIAL FUTURES CONTRACTS. The Fund may purchase listed put options on financial futures contracts. The Fund would use these options only to protect portfolio securities against decreases in value resulting from market factors such as anticipated increase in interest rates.

                  Unlike entering directly into a futures contract, which requires the purchaser to buy a financial instrument on a set date at a specified price, the purchase of a put option on a futures contract entitles (but does not obligate) its purchaser to decide on or before a future date whether to assume a short position at the specified price. Generally, if the hedged portfolio securities decrease in value during the term of an option, the related futures contracts will also decrease in value and the option will increase in value. In such an event, the Fund will normally close out its option by selling an identical option. If the hedge is successful, the proceeds received by the Fund upon the sale of the second option will be large enough to offset both the premium paid by the Fund for the original option plus the realized decrease in value of the hedged securities.

                  Alternatively, the Fund may exercise its put option to close out the position. To do so, it would simultaneously enter into a futures contract of the type underlying the option (for a price less than the strike price of the option) and exercise the option. The Fund would then deliver the futures contract in return for payment of the strike price. If the Fund neither closes out nor exercises an option, the option will expire on the date provided in the option contract, and only the premium paid for the contract will be lost.

                  CALL OPTIONS ON FINANCIAL FUTURES CONTRACTS. The Fund may write listed call options or over-the-counter call options on futures contracts, to hedge its portfolio against an increase in market interest rates. When the Fund writes a call option on a futures contract, it is undertaking the obligation of assuming a short futures position (selling a futures contract) at the fixed strike price at any time during the life of the option if the option is exercised. As market interest rates rise and cause the price of futures to decrease, the Fund's obligation under a call option on a future (to sell a futures contract) costs less to fulfill, causing the value of the Fund's call option position to increase.

                  In other words, as the underlying future's price goes down below the strike price, the buyer of the option has no reason to exercise the call, so that the Fund keeps the premium received for the option. This premium can help substantially offset the drop in value of the Fund's portfolio securities.

                  Prior to the expiration of a call written by the Fund, or exercise of it by the buyer, the Fund may close out the option by buying an identical option. If the hedge is successful, the cost of the second option will be less than the premium received by the Fund for the initial option. The net premium income of the Fund will then substantially offset the realized decrease in value of the hedged securities.

                  LIMITATION ON OPEN FUTURES POSITIONS. The Fund will not maintain open positions in futures contracts it has sold or options it has written on futures contracts if, in the aggregate, the value of the open positions (marked to market) exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on those open positions, adjusted for the correlation of volatility between the securities or securities index underlying the futures contract and the futures contracts. If the Fund exceeds this limitation at any time, it will take prompt action to close out a sufficient number of open contracts to bring its open futures and options positions within this limitation.

                  "MARGIN" IN FUTURES TRANSACTIONS. Unlike the purchase or sale of a security, the Fund does not pay or receive money upon the purchase or sale of a futures contract. Rather, the Fund is required to deposit an amount of "initial margin" in cash or U.S. Treasury bills with its custodian (or the broker, if legally permitted). The nature of initial margin in futures transactions is different from that of margin in securities transactions in that a futures contract's initial margin does not involve the borrowing by the Fund to finance the transactions. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.

                  A futures contract held by the Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by the Fund but is instead settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing its daily net asset value, the Fund will mark to market its open futures positions.

                  The Fund is also required to deposit and maintain margin when it writes call options on futures contracts.

                  PURCHASING PUT OPTIONS ON PORTFOLIO SECURITIES. The Fund may purchase put options on portfolio securities to protect against price movements in particular securities in its portfolio. A put option gives the Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.

                  WRITING COVERED CALL OPTIONS ON PORTFOLIO SECURITIES. The Fund may also write covered call options to generate income. As the writer of a call option, the Fund has the obligation, upon exercise of the option during the option period, to deliver the underlying security upon payment of the exercise price. The Fund may sell call options either on securities held in its portfolio or on securities which it has the right to obtain without payment of further consideration (or securities for which it has segregated cash in the amount of any additional consideration).

                  OVER-THE-COUNTER OPTIONS. The Fund may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options for those options on portfolio securities held by the Fund and not traded on an exchange.

         WARRANTS

                  The Fund may invest in warrants. Warrants are basically options to purchase common stock at a specific price (usually at a premium above the market value of the optioned common stock at issuance) valid for a specific period of time. Warrants may have a life ranging from less than a year to twenty years or may be perpetual. However, most warrants have expiration dates after which they are worthless. In addition, if the market price of the common stock does not exceed the warrant's exercise price during the life of the warrant, the warrant will expire as worthless. Warrants have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. The percentage increase or decrease in the market price of the warrant may tend to be greater than the percentage increase or decrease in the market price of the optioned common stock.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS

These transactions are made to secure what is considered to be an advantageous price or yield for the Fund. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of the Fund sufficient to make payment for the securities to be purchased are segregated on the Fund's records at the trade date. These assets are marked to market daily and are maintained until the transaction has been settled. The Fund does not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the value of its total assets.

REPURCHASE AGREEMENTS

The Fund requires its custodian to take actual or constructive possession of the securities subject to repurchase agreements and these securities will be marked to market daily. To the extent that the original seller does not repurchase the securities from the Fund, the Fund could receive less than the repurchase price on any sale of such securities. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Fund might be delayed pending court action. The Fund believes that under the regular procedures normally in effect for custody of the Fund's portfolio securities subject to repurchase agreements, a court of competent jurisdiction would rule in favor of the Fund and allow retention or disposition of such securities. The Fund will only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers which are deemed by the Advisor to be creditworthy pursuant to guidelines established by the Trustees.

REVERSE REPURCHASE AGREEMENTS

The Fund may also enter into reverse repurchase agreements. These transactions are similar to borrowing cash. In a reverse repurchase agreement, the Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash and agrees that on a stipulated date in the future it will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable the Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that the Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

When effecting reverse repurchase agreements, liquid assets of the Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated on the Fund's records at the trade date. These securities are marked to market daily and maintained until the transaction is settled.

LENDING OF PORTFOLIO SECURITIES

The collateral received when the Fund lends portfolio securities must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on such securities. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. The Fund would not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

RESTRICTED AND ILLIQUID SECURITIES

The Fund may invest in securities issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) securities are restricted as to disposition under the federal securities laws and are generally sold to institutional investors, such as the Fund, who agree that they are purchasing such securities for investment purposes and not with a view to public distributions. Any resale by the purchaser must be in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity. The Fund believes that Section 4(2) securities and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid. The Fund intends, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) securities, as determined by the Advisor, as liquid and not subject to the investment limitation applicable to illiquid securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange Commission ("SEC") staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities:

         o        the frequency of trades and quotes for the security;

         o the number of dealers willing to purchase or sell the security and the number of other potential buyers:

         o        dealer undertakings to make a market in the security: and

         o the nature of the security and the nature of the marketplace trades.

PORTFOLIO TURNOVER

The Fund will not attempt to set or meet portfolio turnover rates since any turnover would be incidental to transactions undertaken in an attempt to achieve the Fund's investment objectives. Although the Fund's portfolio turnover rate cannot be predicted, it is expected to be less than 100% for the current fiscal year.

INVESTMENT LIMITATIONS

         ISSUING SENIOR SECURITIES AND BORROWING MONEY


                  The Fund will not issue senior securities except that it may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed; and except to the extent that the Fund may enter into futures contracts.

                  The Fund will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. The Fund will not purchase any securities while any borrowings in excess of 5% of its total assets are outstanding. Currently, the Fund does not intend to borrow money.


         SELLING SHORT AND BUYING ON MARGIN

                  The Fund will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of purchases and sales of securities.

                  The deposit or payment by the Fund of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.

         PLEDGING ASSETS

                  The Fund will not mortgage, pledge, or hypothecate any assets, except to secure permitted borrowings. In these cases, the Fund may pledge assets as necessary to secure such borrowings. For purposes of this limitation, (a) the deposit of assets in escrow in connection with the writing of covered put or call options and the purchase of securities on a when-issued basis and (b) collateral arrangements with respect to: (i) the purchase and sale of stock options (and options on stock indices) and (ii) initial or variation margin for futures contracts, will not be deemed to be pledges of the Fund's assets.

         LENDING CASH OR SECURITIES

                  The Fund will not lend any of its assets except portfolio securities up to one-third of the value of total assets. This shall not prevent the Fund from purchasing or holding U.S. government obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions permitted by the Fund's investment objectives, policies, and limitations or the Trust's Declaration of Trust.

         INVESTING IN COMMODITIES

                  The Fund will not purchase or sell commodities, commodity contracts, or commodity futures contracts, except to the extent that the Fund may engage in transactions involving futures contracts or options on futures contracts.

         INVESTING IN REAL ESTATE

                  The Fund will not purchase or sell real estate, including limited partnership interests, although the Fund may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

         DIVERSIFICATION OF INVESTMENTS

                  With respect to 75% of the value of its total assets, the Fund will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. The Fund will not acquire more than 10% of the outstanding voting securities of any one issuer.

         CONCENTRATION OF INVESTMENTS

                  The Fund will not invest 25% or more of the value of its total assets in any one industry, except that the Fund may invest more than 25% of the value of its total assets in securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities and repurchase agreements collateralized by such securities.

         UNDERWRITING

                  The Fund will not underwrite any issue of securities, except as the Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objectives, policies, and limitations.

The above limitations cannot be changed with respect to the Fund without approval of the holders of a majority of the Fund's shares. The following limitations may be changed by the Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

         INVESTING IN RESTRICTED SECURITIES

                  The Fund will not invest more than 10% of the value of its net assets in securities that are subject to restrictions on resale under federal securities law.

         INVESTING IN ILLIQUID SECURITIES

                  The Fund will not invest more than 15% of the value of its net assets in illiquid securities, including, as applicable, repurchase agreements providing for settlement more than seven days after notice, certain restricted securities not determined by the Trustees to be liquid, and non-negotiable time deposits with maturities over seven days.

         INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES

                  The Fund will limit its investments in other investment companies to no more than 3% of the total outstanding voting stock of any investment company, invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general. The Fund will purchase securities of closed-end investment companies only in open market transactions involving only customary broker's commissions. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees and, therefore, any investment by the Fund in shares of another investment company would be subject to such expenses.

         INVESTING IN NEW ISSUERS

                  The Fund will not invest more than 5% of the value of its total assets in securities of issuers which have records of less than three years of continuous operations, including the operation of any predecessor.

         INVESTING IN ISSUERS WHOSE SECURITIES ARE OWNED BY OFFICERS AND TRUSTEES OF THE TRUST

                  The Fund will not purchase or retain the securities of any issuer if the officers and Trustees of the Trust, Fifth Third Bank, owning individually more than 1/2 of 1% of the issuer's securities, together own more than 5% of the issuer's securities.

         INVESTING IN MINERALS

                  The Fund will not purchase interests in oil, gas, or other mineral exploration or development programs or leases, except they may purchase the securities of issuers which invest in or sponsor such programs.

         ARBITRAGE TRANSACTIONS

                  The Fund will not enter into transactions for the purpose of engaging in arbitrage.

         PURCHASING SECURITIES TO EXERCISE CONTROL

                  The Fund will not purchase securities of a company for the purpose of exercising control or management.

         INVESTING IN WARRANTS

                  The Fund may not invest more than 5% of its net assets in warrants, including those acquired in units or attached to other securities. For purposes of this investment restriction, warrants will be valued at the lower of cost or market, except that warrants acquired by the Fund in units with or attached to securities may be deemed to be without value.

Except with respect to the Fund's policy of borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction. For purposes of its policies and limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

FOUNTAIN SQUARE FUNDS MANAGEMENT
--------------------------------------------------------------------------------

OFFICERS AND TRUSTEES

Officers and Trustees of the Trust are listed with their addresses, principal occupations, and present positions. Except as listed below, none of the Trustees or officers are affiliated with Fifth Third Bank, Fifth Third Bancorp, The BISYS Group, Inc., BISYS Fund Services, Inc., BISYS Fund Services Ohio, Inc., or BISYS Fund Services Limited Partnership.

--------------------------------------------------------------------------------

Albert E. Harris
5905 Graves Road
Cincinnati, OH  45243
Birthdate:  July 2, 1932

Chairman of the Board of Trustees

Formerly, Chairman of the Board EDB Holdings, Inc. (retired July, 1993)

--------------------------------------------------------------------------------

Edward Burke Carey
394 East Town Street
Columbus, OH  43215
Birthdate:  July 2, 1945

Member of the Board of Trustees

President of Carey Leggett Realty Advisors

--------------------------------------------------------------------------------

Lee A. Carter
425 Walnut Street
Cincinnati, OH  45202
Birthdate:  December 17, 1938

Member of the Board of Trustees

Formerly, President, Local Marketing Corporation (retired December 31, 1993)

--------------------------------------------------------------------------------

Stephen G. Mintos
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  February 5, 1954

President

From January 1987 to the present, employee of BISYS Fund Services, Inc.

--------------------------------------------------------------------------------

George R. Landreth
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  July 11, 1942

Vice President

From December 1992 to present, employee of BISYS Fund Services, Inc..

--------------------------------------------------------------------------------

Jeffrey C. Cusick
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  May 19, 1959

Secretary and Treasurer

From July 1995 to present, employee of BISYS Fund Services, Inc.; from September 1993 to July 1995, Assistant Vice President, Federated Administrative Services; from 1989 to September 1993, Manager, Client Services, Federated Administrative Services.

--------------------------------------------------------------------------------

TRUST OWNERSHIP

As of the date of this Statement of Additional Information, for each class of shares of the Fund, officers and Trustees own less than 1% of the outstanding shares of the Fund and there are no persons known to be beneficial owners of more than 5% of the Fund's outstanding Investment A Shares or Investment C Shares.

TRUSTEES' COMPENSATION

NAME                                        AGGREGATE
POSITION WITH                               COMPENSATION FROM
TRUST                                       TRUST*+

--------------------------------------------------------------------------------
Edward Burke Carey
Trustee                                     $7,800

Lee A. Carter
Trustee                                     $6,600

Albert E. Harris
Trustee, Chairman of the Board              $9,800


*Information is furnished for the fiscal year ended July 31, 1997. The Trust is the only investment company in the Fund complex.

+The aggregate compensation is provided for the Trust which is comprised of thirteen portfolios.

TRUSTEE LIABILITY

The Trust's Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

INVESTMENT ADVISORY SERVICES
--------------------------------------------------------------------------------

ADVISOR TO THE FUND

The Advisor to the Fund is Fifth Third Bank. It provides investment advisory services through its Trust and Investment Division. Fifth Third Bank is a wholly-owned subsidiary of Fifth Third Bancorp. Fifth Third Bank shall not be liable to the Trust, the Fund, or any shareholder of the Fund for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

Because of the internal controls maintained by Fifth Third Bank to restrict the flow of non-public information, the Fund's investments are typically made without any knowledge of Fifth Third Bank's or affiliates' lending relationship with an issuer.

ADVISORY FEES

For its advisory services, Fifth Third Bank receives an annual investment advisory fee as described in the Prospectus.

ADMINISTRATIVE SERVICES
--------------------------------------------------------------------------------

BISYS Fund Services L.P., 3435 Stelzer Road, Columbus, Ohio 43219, provides administrative personnel and services to the Fund for the fees set forth in the Prospectus. Pursuant to a separate agreement with BISYS Fund Services L.P., Fifth Third Bank performs sub-administration services on behalf of the Fund, for which it receives compensation from BISYS Fund Services L.P.

Under the custodian agreement, Fifth Third Bank holds each Fund's portfolio securities and keeps all necessary records and documents relating to its duties. Fees for custody services are based upon the market value of Fund securities held in custody plus out-of-pocket expenses.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Fifth Third Bank serves as transfer agent and dividend disbursing agent for the Fund. The fee paid to the transfer agent is based upon the size, type and number of accounts and transactions made by shareholders.

Fifth Third Bank also maintains the Trust's accounting records. The fee paid for this service is based upon the level of the Fund's average net assets for the period plus out-of-pocket expenses.

BROKERAGE TRANSACTIONS
--------------------------------------------------------------------------------

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Advisor will look for prompt execution of the order at a favorable price. In working with dealers, the Advisor will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Advisor makes decisions on portfolio transactions and selects brokers and dealers subject to guidelines established by the Trustees.

The Advisor may select brokers and dealers who offer brokerage and research services. These services may be furnished directly to the Fund or to the Advisor and may include:

         o        advice as to the advisability of investing in securities;

         o        security analysis and reports;

         o        economic studies;

         o        industry studies;

         o        receipt of quotations for portfolio evaluations; and

         o        similar services.

The Advisor and its affiliates exercise reasonable business judgment in selecting brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

Research services provided by brokers may be used by the Advisor in advising the Fund and other accounts. To the extent that receipt of these services may supplant services for which the Advisor or its affiliates might otherwise have paid, it would tend to reduce their expenses.

Although investment decisions for the Fund are made independently from those of the other accounts managed by the Advisor, investments of the type the Fund may make may also be made by those other accounts. When the Fund and one or more other accounts managed by the Advisor are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Advisor to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund. In other cases, however, it is believed that coordination and the ability to participate in volume transactions will be to the benefit of the Fund.

PURCHASING SHARES
--------------------------------------------------------------------------------

Investment A Shares and Investment C Shares of the Fund are sold at their net asset value with an applicable sales charge or contingent deferred sales charge on days the New York Stock Exchange and the Federal Reserve Bank of Cleveland are open for business. The procedure for purchasing Investment A Shares or Investment C Shares of the Fund is explained in the Prospectus under "Investing in the Fund."

DISTRIBUTION PLAN AND ADMINISTRATIVE SERVICES AGREEMENT (INVESTMENT C SHARES
ONLY)

With respect to Investment A Shares and Investment C Shares of the Fund, the Trust has adopted a Plan pursuant to Rule 12b-1 which was promulgated by the Securities and Exchange Commission pursuant to the Investment Company Act of 1940. The Plan provides for payment of fees to the distributor to finance any activity which is principally intended to result in the sale of the Fund's shares subject to the Plan. Such activities may include the advertising and marketing of shares; preparing printing, and distributing prospectuses and sales literature to prospective shareholders, brokers, or administrators; and implementing and operating the Plan. Pursuant to the Plan, the distributor may enter into agreements to pay fees to brokers for distribution and administrative support services and to other participating financial institutions and persons for distribution assistance and support services to the Fund and its shareholders. The administrative services are provided by a representative who has knowledge of the shareholder's particular circumstances and goals, and include, but are not limited to: communicating account openings; communicating account closings; entering purchase transactions; entering redemption transactions; providing or arranging to provide accounting support for all transactions, wiring funds and receiving funds for Share purchases and redemptions, confirming and reconciling all transactions, reviewing the activity in Fund accounts, and providing training and supervision of broker personnel; posting and reinvesting dividends to Fund accounts or arranging for this service to be performed by the Trust's transfer agent; and maintaining and distributing current copies of prospectuses and shareholder reports to the beneficial owners of shares and prospective shareholders.

The Trustees expect that the Plan will result in the sale of a sufficient number of shares so as to allow the Fund to achieve economic viability. It is also anticipated that an increase in the size of the Fund will facilitate more efficient portfolio management and assist the Fund in seeking to achieve its investment objective.

Pursuant to the Plan, with respect to Investment A Shares, the Fund is authorized to pay the distributor a monthly distribution fee computed at an annual rate of up to 0.25% of the average aggregate net asset value of the Investment A Shares of the Fund held during the month.

Pursuant to the Plan, with respect to Investment C Shares, the Fund is authorized to pay the distributor a monthly distribution fee computed at the annual rate of up to 0.75% of the average aggregate net asset value of the Investment C Shares of the Fund held during the month.

With respect to Investment C Shares, the Fund may enter into an Administrative Services Agreement to permit the payment of fees to financial institutions, including Fifth Third Bank, to cause services to be provided to shareholders by a representative who has knowledge of the shareholder's particular circumstances and goals. Benefits to shareholders of Investment C Shares of the Fund may include: (1) providing personal services to shareholders; (2) investing shareholder assets with a minimum of delay and administrative detail; (3) enhancing shareholder recordkeeping systems; and (4) responding promptly to shareholders' requests and inquiries concerning their accounts.

CONVERSION TO FEDERAL FUNDS

It is the Fund's policy to be as fully invested as possible so that maximum interest or dividends may be earned. To this end, all payments from shareholders must be in federal funds or be converted into federal funds. Fifth Third Bank acts as the shareholder's agent in depositing checks and converting them to federal funds.

EXCHANGING SECURITIES FOR FUND SHARES

Investors may exchange securities they already own for shares of the Fund or they may exchange a combination of securities and cash for Fund shares. Any securities to be exchanged must meet the investment objective and policies of the Fund, must have a readily ascertainable market value, must be liquid, and must not be subject to restrictions on resale. An investor should forward the securities in negotiable form with an authorized letter of transmittal to Fifth Third Bank. The Fund will notify the investor of its acceptance and valuation of the securities within five business days of their receipt by Fifth Third Bank.

The Fund values such securities in the same manner as the Fund values its assets. The basis of the exchange will depend upon the net asset value of shares of the Fund on the day the securities are valued. One Share of the Fund will be issued for each equivalent amount of securities accepted.

Any interest earned on the securities prior to the exchange will be considered in valuing the securities. All interest, dividends, subscription, conversion, or other rights attached to the securities become the property of the Fund, along with the securities.

DETERMINING NET ASSET VALUE
--------------------------------------------------------------------------------

Net asset values of the Fund generally change each day. The days on which the net asset value is calculated by the Fund are described in the Prospectus.

DETERMINING MARKET VALUE OF SECURITIES

The market value of the Fund's portfolio securities are determined as follows:

         o for equity securities, according to the last sale price on a national securities exchange, if available;

         o in the absence of recorded sales for listed equity securities, according to the mean between the last closing bid and asked prices;

         o        for unlisted equity securities, the latest bid prices;

         o for bonds and other fixed income securities, as determined by an independent pricing service;

         o for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; or

         o for all other securities, at fair value as determined in good faith by the Board of Trustees.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may reflect institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

USE OF AMORTIZED COST

The Trustees have decided that the fair value of debt securities authorized to be purchased by the Fund with remaining maturities of 60 days or less at the time of purchase may be their amortized cost value, unless the particular circumstances of the security indicate otherwise. Under this method, portfolio instruments and assets are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value. The Executive Committee continually assesses this method of valuation and recommends changes where necessary to assure that the Fund's portfolio instruments are valued at their fair value as determined in good faith by the Trustees.

REDEEMING SHARES
--------------------------------------------------------------------------------

Shares are redeemed at the next computed net asset value after the Trust receives the redemption request. Redemption procedures are explained in the Prospectus under "Redeeming Shares." Although Fifth Third Bank does not charge for telephone redemptions, it reserves the right to charge a fee for the cost of wire-transferred redemptions of less than $5,000.

Investment C Shares redeemed within one year of purchase may be subject to a contingent deferred sales charge. The contingent deferred sales charge may be reduced with respect to a particular shareholder where a financial institution selling Investment C Shares elects not to receive a commission from the distributor with respect to its sale of such shares.

REDEMPTION IN KIND

The Trust has elected to be governed by Rule 18f-1 of the Investment Company Act of 1940 under which the Trust is obligated to redeem shares for any one shareholder in cash only up to the lesser of $250,000 or 1% of the Fund's net asset value during any 90-day period.

Any redemption beyond this amount will also be in cash unless the Trustees determine that payments should be in kind. In such a case, the Trust will pay all or a portion of the remainder of the redemption in portfolio instruments, valued in the same way as the Fund determines net asset value. The portfolio instruments will be selected in a manner that the Trustees deem fair and equitable.

TAX STATUS
--------------------------------------------------------------------------------

THE FUND'S TAX STATUS

The Fund will pay no federal income tax because it expects to meet the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to receive the special tax treatment afforded to such companies. To qualify for this treatment, the Fund must, among other requirements:

         o derive at least 90% of its gross income from dividends, interest, and gains from the sale of securities;

         o        invest in securities within certain statutory limits; and

         o distribute to its shareholders at least 90% of its net income earned during the year.

SHAREHOLDERS' TAX STATUS

Shareholders are subject to federal income tax on dividends received as cash or additional shares. No portion of any income dividend paid by the Fund is eligible for the dividends received deduction available to corporations. These dividends, and any short-term capital gains, are taxable as ordinary income.

CAPITAL GAINS

Long-term capital gains distributed to shareholders will be treated as long-term capital gains regardless of how long shareholders have held shares.

TOTAL RETURN
--------------------------------------------------------------------------------

The average annual total return for the Fund is the average compounded rate of return for a given period that would equate a $1,000 initial investment to the ending redeemable value of that investment. The ending redeemable value is computed by multiplying the number of shares owned at the end of the period by the offering price per share at the end of the period. The number of shares owned at the end of the period is based on the number of shares purchased at the beginning of the period with $1,000, less any applicable sales load, adjusted over the period by any additional shares, assuming the monthly reinvestment of all dividends and distributions.

YIELD
--------------------------------------------------------------------------------

The Fund may advertise SEC yields for Investment A Shares and Investment C Shares of the Fund.

The yield for the Fund is determined by dividing the net investment income per share (as defined by the SEC) earned by the Fund over a thirty-day period by the maximum offering price per share of the Fund on the last day of the period. This value is then annualized using semi-annual compounding. This means that the amount of income generated during the thirty-day period is assumed to be generated each month over a 12-month period and is reinvested every six months. The yield does not necessarily reflect income actually earned by the Fund because of certain adjustments required by the SEC and, therefore, may not correlate to the dividends or other distributions paid to shareholders.

To the extent that financial institutions and broker/dealers charge fees in connection with services provided in conjunction with an investment in the Fund, the performance will be reduced for those shareholders paying those fees.

PERFORMANCE COMPARISONS
--------------------------------------------------------------------------------

The Fund's performance depends upon such variables as:

         o        portfolio quality;

         o        average portfolio maturity;

         o        type of instruments in which the portfolio is invested;

         o changes in interest rates and market value of portfolio securities;

         o        changes in the Fund's expenses; and

         o        various other factors

The Fund's performance fluctuates on a daily basis largely because net earnings and offering price per share fluctuate daily. Both net earnings and net asset value per share are factors in the computation of yield and total return as described above.

Investors may use financial publications and/or indices to obtain a more complete view of the Fund's performance. When comparing performance, investors should consider all relevant factors such as the composition of any index used, prevailing market conditions, portfolio compositions of other funds, and methods used to value portfolio securities and compute offering price. The financial publications and/or indices which the Fund uses in advertising may include:

         o DOW JONES INDUSTRIAL AVERAGE ("DJIA") represents share prices of selected blue-chip industrial corporations. The DJIA indicates daily changes in the average price of stock of these corporations. Because it represents the top corporations of America, the DJIA index is a leading economic indicator for the stock market as a whole.

         o LIPPER ANALYTICAL SERVICES, INC. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all capital gains distributions and income dividends and takes into account any change in net asset value over a specific period of time. From time to time, the Fund will quote its Lipper ranking in the applicable funds category in advertising and sales literature.

         o MORNINGSTAR, INC., an independent rating service, is the publisher of the bi-weekly Mutual Fund Values. Mutual Fund Values rates more than 1,000 NASDAQ-listed mutual funds of all types, according to their risk-adjusted returns. The maximum rating is five stars, and ratings are effective for two weeks.

         o S&P/BARRA GROWTH INDEX is a sub-index of the S&P 500 composite index of common stocks. The index represents approximately fifty percent of the S&P 500 market capitalization and is comprised of those companies with higher price-to-book ratios (one distinction associated with "growth stocks"). The index is maintained by Standard and Poor's in conjunction with BARRA, an investment technology firm.

         o STANDARD & POOR'S RATINGS GROUP DAILY STOCK PRICE INDICES of 500 and 400 Common Stocks are composite indices of common stocks in industry, transportation, and financial and public utility companies that can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. In addition, the S&P indices assume reinvestment of all dividends paid by stocks listed on its indices. Taxes due on any of these distributions are not included, nor are brokerage or other fees calculated in the S&P figures.

Advertisements and other sales literature for the Fund may quote total returns which are calculated on nonstandardized base periods. These total returns also represent the historic change in the value of an investment in the Fund based on monthly/quarterly reinvestment of dividends over a specified period of time.

As of the date of this Statement of Additional Information, no historical performance of the Fund was available. The Fund, however, expects to quote total returns of The Cardinal Fund (the "Predecessor Fund"), an open-end investment company which was the predecessor fund to the Fountain Square Cardinal Fund, calculated as described in the Prospectus for the Fund for the period between October 1, 1988 and the commencement of operations of the Fund.

Advertisements may quote performance information for the Fund which does not reflect the effect of the sales load.

APPENDIX
--------------------------------------------------------------------------------

STANDARD AND POOR'S RATINGS GROUP CORPORATE AND MUNICIPAL BOND RATING
DEFINITIONS

AAA--Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

NR--NR indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy. S&P may apply a plus (+) or minus (-) to the above rating classifications to show relative standing within the classifications.

MOODY'S INVESTORS SERVICE, INC. CORPORATE AND MUNICIPAL BOND RATING DEFINITIONS

AAA--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA--Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NR--Not rated by Moody's. Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

FITCH INVESTORS SERVICE, INC. LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds considered to be investment grade and of very high quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

NR--NR indicates that Fitch does not rate the specific issue. Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

STANDARD AND POOR'S RATINGS GROUP MUNICIPAL NOTE RATING DEFINITIONS

SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus sign (+) designation.

SP-2--Satisfactory capacity to pay principal and interest.

SP-3--Speculative capacity to pay principal and interest.

MOODY'S INVESTORS SERVICE SHORT-TERM LOAN RATING DEFINITIONS

MIG1/VMIG1--This designation denotes best quality. There is a present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing.

MIG2/VMIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

FITCH INVESTORS SERVICE, INC. SHORT-TERM DEBT RATING DEFINITIONS

F-1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2--Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the F-1+ and F-1 categories.

STANDARD AND POOR'S RATINGS GROUP COMMERCIAL PAPER RATING DEFINITIONS

A-1--This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus (+) sign.

A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

MOODY'S INVESTORS SERVICE, INC. COMMERCIAL PAPER RATING DEFINITIONS

PRIME-1--Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will often be evidenced by the following characteristics:

         o        Leading market positions in well-established industries.

         o        High rates of return on funds employed.

         o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

         o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

         o Well-established access to a range of financial markets and assured sources of alternate liquidity.

P-2--Issuers (or supporting institutions) rated Prime-2 (P-2) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                          FOUNTAIN SQUARE CARDINAL FUND

                     (A PORTFOLIO OF FOUNTAIN SQUARE FUNDS)

                              INSTITUTIONAL SHARES

                       STATEMENT OF ADDITIONAL INFORMATION





The Institutional Shares of Fountain Square Cardinal Fund (the "Fund") represent interests in a diversified portfolio of securities of Fountain Square Funds (the "Trust"). This Statement of Additional Information should be read with the Prospectus for Institutional Shares dated May 20, 1998. This Statement is not a prospectus itself. To receive a copy of the Prospectus, please write the Trust or call toll-free, (888) 799-5353.

FOUNTAIN SQUARE FUNDS
C/O FIFTH THIRD BANK
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO  45263


                                           Statement dated May 20, 1998

TABLE OF CONTENTS

-------------------------------------------------------------------------------------------------------------------

         GENERAL INFORMATION ABOUT THE TRUST....................................................................  1

         INVESTMENT OBJECTIVES AND POLICIES OF THE FUND.........................................................  1
                  Types of Investments..........................................................................  1
                  When-Issued and Delayed Delivery Transactions.................................................  4
                  Repurchase Agreements.........................................................................  4
                  Reverse Repurchase Agreements.................................................................  5
                  Lending of Portfolio Securities...............................................................  5
                  Restricted And Illiquid Securities............................................................  5
                  Portfolio Turnover............................................................................  6
                  Investment Limitations........................................................................  6

         FOUNTAIN SQUARE FUNDS MANAGEMENT.......................................................................  9
                  Officers and Trustees.........................................................................  9
                  Trust Ownership............................................................................... 10
                  Trustees' Compensation........................................................................ 10
                  Trustee Liability............................................................................. 11

         INVESTMENT ADVISORY SERVICES........................................................................... 11
                  Advisor to the Fund........................................................................... 11
                  Advisory Fees................................................................................. 11

         ADMINISTRATIVE SERVICES................................................................................ 11
                  Transfer Agent and Dividend Disbursing Agent.................................................. 12

         BROKERAGE TRANSACTIONS................................................................................. 12

         PURCHASING SHARES...................................................................................... 13
                  Conversion to Federal Funds................................................................... 13
                  Exchanging Securities for Fund Shares......................................................... 13

         DETERMINING NET ASSET VALUE............................................................................ 13
                  Determining Market Value of Securities........................................................ 13
                  Use of Amortized Cost......................................................................... 14

         REDEEMING SHARES....................................................................................... 14
                  Redemption in Kind............................................................................ 14

         TAX STATUS............................................................................................. 14
                  The Fund's Tax Status......................................................................... 14
                  Shareholders' Tax Status...................................................................... 15
                  Capital Gains................................................................................. 15

         TOTAL RETURN........................................................................................... 15

         YIELD.................................................................................................. 15

         PERFORMANCE COMPARISONS................................................................................ 16

         APPENDIX............................................................................................... 18


GENERAL INFORMATION ABOUT THE TRUST
--------------------------------------------------------------------------------

The Trust was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1988. This Statement of Additional Information relates only to Institutional Shares of the Fountain Square Cardinal Fund (the "Fund"). The Fund is advised by Fifth Third Bank (the "Advisor").


INVESTMENT OBJECTIVES AND POLICIES OF THE FUND
--------------------------------------------------------------------------------

The Prospectus discusses the objectives of the Fund and the policies employed to achieve those objectives. The following discussion supplements the description of the Fund's investment policies in the Prospectus. The Fund's investment objectives cannot be changed without approval of shareholders. Unless otherwise indicated, the investment policies described below may be changed by the Board of Trustees (the "Trustees") without shareholder approval. Shareholders will be notified before any material change in these policies becomes effective.

TYPES OF INVESTMENTS

         BANK INSTRUMENTS

                  The Fund may invest in the instruments of banks and savings and loans whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation, such as certificates of deposit, demand and time deposits, savings shares, and bankers' acceptances. However, these instruments are not necessarily guaranteed by those organizations.

         FUTURES AND OPTIONS TRANSACTIONS

                  The Fund may engage in futures and options transactions as described below to the extent consistent with its investment objectives and policies.

                  As a means of reducing fluctuations in the net asset value of shares of the Fund, the Fund may attempt to hedge all or a portion of its portfolio through the purchase of put options on portfolio securities and put options on financial futures contracts for portfolio securities. The Fund may attempt to hedge all or a portion of its portfolio by buying and selling financial futures contracts and writing call options on futures contracts. The Fund may also write covered call options on portfolio securities to attempt to increase current income.

                  The Fund will maintain its position in securities, options, and segregated cash subject to puts and calls until the options are exercised, closed, or have expired. An option position may be closed out over-the-counter or on an exchange which provides a secondary market for options of the same series.

                  FUTURES CONTRACTS. The Fund may enter into futures contracts. A futures contract is a firm commitment by two parties, the seller who agrees to make delivery of the specific type of security called for in the contract ("going short") and the buyer who agrees to take delivery of the security ("going long") at a certain time in the future. However, a securities index futures contract is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index was originally written. No physical delivery of the underlying security in the index is made.

                  Financial futures contracts call for the delivery of particular debt instruments issued or guaranteed by the U.S. Treasury or by specified agencies or instrumentalities of the U.S. government at a certain time in the future.

                  The purpose of the acquisition or sale of a futures contract by the Fund is to protect it from fluctuations in the value of securities caused by unanticipated changes in interest rates or stock prices without necessarily buying or selling securities. For example, in the fixed income securities market, price moves inversely to interest rates. A rise in rates means a drop in price. Conversely, a drop in rates means a rise in price. In order to hedge its holdings of fixed income securities against a rise in market interest rates, the Fund could enter into contracts to "go short" to protect itself against the possibility that the prices of its fixed income securities may decline during the Fund's anticipated holding period. The Fund would "go long" to hedge against a decline in market interest rates. The International Equity Fund may also invest in securities index futures contracts when the Advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the securities underlying the index.

                  STOCK INDEX OPTIONS. The Fund may purchase put options on stock indices listed on national securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index.

                  The effectiveness of purchasing stock index options will depend upon the extent to which price movements in the Fund's portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Fund will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Fund of options on stock indices will be subject to the ability of the Advisor to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.

                  PUT OPTIONS ON FINANCIAL FUTURES CONTRACTS. The Fund may purchase listed put options on financial futures contracts. The Fund would use these options only to protect portfolio securities against decreases in value resulting from market factors such as anticipated increase in interest rates.

                  Unlike entering directly into a futures contract, which requires the purchaser to buy a financial instrument on a set date at a specified price, the purchase of a put option on a futures contract entitles (but does not obligate) its purchaser to decide on or before a future date whether to assume a short position at the specified price. Generally, if the hedged portfolio securities decrease in value during the term of an option, the related futures contracts will also decrease in value and the option will increase in value. In such an event, the Fund will normally close out its option by selling an identical option. If the hedge is successful, the proceeds received by the Fund upon the sale of the second option will be large enough to offset both the premium paid by the Fund for the original option plus the realized decrease in value of the hedged securities.

                  Alternatively, the Fund may exercise its put option to close out the position. To do so, it would simultaneously enter into a futures contract of the type underlying the option (for a price less than the strike price of the option) and exercise the option. The Fund would then deliver the futures contract in return for payment of the strike price. If the Fund neither closes out nor exercises an option, the option will expire on the date provided in the option contract, and only the premium paid for the contract will be lost.

                  CALL OPTIONS ON FINANCIAL FUTURES CONTRACTS. The Fund may write listed call options or over-the-counter call options on futures contracts, to hedge its portfolio against an increase in market interest rates. When the Fund writes a call option on a futures contract, it is undertaking the obligation of assuming a short futures position (selling a futures contract) at the fixed strike price at any time during the life of the option if the option is exercised. As market interest rates rise and cause the price of futures to decrease, the Fund's obligation under a call option on a future (to sell a futures contract) costs less to fulfill, causing the value of the Fund's call option position to increase.

                  In other words, as the underlying future's price goes down below the strike price, the buyer of the option has no reason to exercise the call, so that the Fund keeps the premium received for the option. This premium can help substantially offset the drop in value of the Fund's portfolio securities.

                  Prior to the expiration of a call written by the Fund, or exercise of it by the buyer, the Fund may close out the option by buying an identical option. If the hedge is successful, the cost of the second option will be less than the premium received by the Fund for the initial option. The net premium income of the Fund will then substantially offset the realized decrease in value of the hedged securities.

                  LIMITATION ON OPEN FUTURES POSITIONS. The Fund will not maintain open positions in futures contracts it has sold or options it has written on futures contracts if, in the aggregate, the value of the open positions (marked to market) exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on those open positions, adjusted for the correlation of volatility between the securities or securities index underlying the futures contract and the futures contracts. If the Fund exceeds this limitation at any time, it will take prompt action to close out a sufficient number of open contracts to bring its open futures and options positions within this limitation.

                  "MARGIN" IN FUTURES TRANSACTIONS. Unlike the purchase or sale of a security, the Fund does not pay or receive money upon the purchase or sale of a futures contract. Rather, the Fund is required to deposit an amount of "initial margin" in cash or U.S. Treasury bills with its custodian (or the broker, if legally permitted). The nature of initial margin in futures transactions is different from that of margin in securities transactions in that a futures contract's initial margin does not involve the borrowing by the Fund to finance the transactions. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.

                  A futures contract held by the Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by the Fund but is instead settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing its daily net asset value, the Fund will mark to market its open futures positions.

                  The Fund is also required to deposit and maintain margin when it writes call options on futures contracts.

                  PURCHASING PUT OPTIONS ON PORTFOLIO SECURITIES. The Fund may purchase put options on portfolio securities to protect against price movements in particular securities in its portfolio. A put option gives the Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.

                  WRITING COVERED CALL OPTIONS ON PORTFOLIO SECURITIES. The Fund may also write covered call options to generate income. As the writer of a call option, the Fund has the obligation, upon exercise of the option during the option period, to deliver the underlying security upon payment of the exercise price. The Fund may sell call options either on securities held in its portfolio or on securities which it has the right to obtain without payment of further consideration (or securities for which it has segregated cash in the amount of any additional consideration).

                  OVER-THE-COUNTER OPTIONS. The Fund may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options for those options on portfolio securities held by the Fund and not traded on an exchange.

         WARRANTS

                  The Fund may invest in warrants. Warrants are basically options to purchase common stock at a specific price (usually at a premium above the market value of the optioned common stock at issuance) valid for a specific period of time. Warrants may have a life ranging from less than a year to twenty years or may be perpetual. However, most warrants have expiration dates after which they are worthless. In addition, if the market price of the common stock does not exceed the warrant's exercise price during the life of the warrant, the warrant will expire as worthless. Warrants have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. The percentage increase or decrease in the market price of the warrant may tend to be greater than the percentage increase or decrease in the market price of the optioned common stock.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS

These transactions are made to secure what is considered to be an advantageous price or yield for the Fund. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of the Fund sufficient to make payment for the securities to be purchased are segregated on the Fund's records at the trade date. These assets are marked to market daily and are maintained until the transaction has been settled. The Fund does not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the value of its total assets.

REPURCHASE AGREEMENTS

The Fund requires its custodian to take actual or constructive possession of the securities subject to repurchase agreements and these securities will be marked to market daily. To the extent that the original seller does not repurchase the securities from the Fund, the Fund could receive less than the repurchase price on any sale of such securities. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Fund might be delayed pending court action. The Fund believes that under the regular procedures normally in effect for custody of the Fund's portfolio securities subject to repurchase agreements, a court of competent jurisdiction would rule in favor of the Fund and allow retention or disposition of such securities. The Fund will only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers which are deemed by the Advisor to be creditworthy pursuant to guidelines established by the Trustees.

REVERSE REPURCHASE AGREEMENTS

The Fund may also enter into reverse repurchase agreements. These transactions are similar to borrowing cash. In a reverse repurchase agreement, the Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash and agrees that on a stipulated date in the future it will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable the Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that the Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

When effecting reverse repurchase agreements, liquid assets of the Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated on the Fund's records at the trade date. These securities are marked to market daily and maintained until the transaction is settled.

LENDING OF PORTFOLIO SECURITIES

The collateral received when the Fund lends portfolio securities must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on such securities. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. The Fund would not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

RESTRICTED AND ILLIQUID SECURITIES

The Fund may invest in securities issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) securities are restricted as to disposition under the federal securities laws and are generally sold to institutional investors, such as the Fund, who agree that they are purchasing such securities for investment purposes and not with a view to public distributions. Any resale by the purchaser must be in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity. The Fund believes that Section 4(2) securities and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid. The Fund intends, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) securities, as determined by the Advisor, as liquid and not subject to the investment limitation applicable to illiquid securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange Commission ("SEC") staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities:

         o        the frequency of trades and quotes for the security;

         o the number of dealers willing to purchase or sell the security and the number of other potential buyers:

         o        dealer undertakings to make a market in the security: and

         o the nature of the security and the nature of the marketplace trades.

PORTFOLIO TURNOVER

The Fund will not attempt to set or meet portfolio turnover rates since any turnover would be incidental to transactions undertaken in an attempt to achieve the Fund's investment objectives. Although the Fund's portfolio turnover rate cannot be predicted, it is expected to be less than 100% for the current fiscal year.

INVESTMENT LIMITATIONS

         ISSUING SENIOR SECURITIES AND BORROWING MONEY


                  The Fund will not issue senior securities except that it may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed; and except to the extent that the Fund may enter into futures contracts.

                  The Fund will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. The Fund will not purchase any securities while any borrowings in excess of 5% of its total assets are outstanding. Currently, the Fund does not intend to borrow money.


         SELLING SHORT AND BUYING ON MARGIN

                  The Fund will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of purchases and sales of securities.

                  The deposit or payment by the Fund of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.

         PLEDGING ASSETS

                  The Fund will not mortgage, pledge, or hypothecate any assets, except to secure permitted borrowings. In these cases, the Fund may pledge assets as necessary to secure such borrowings. For purposes of this limitation, (a) the deposit of assets in escrow in connection with the writing of covered put or call options and the purchase of securities on a when-issued basis and (b) collateral arrangements with respect to: (i) the purchase and sale of stock options (and options on stock indices) and (ii) initial or variation margin for futures contracts, will not be deemed to be pledges of the Fund's assets.

         LENDING CASH OR SECURITIES

                  The Fund will not lend any of its assets except portfolio securities up to one-third of the value of total assets. This shall not prevent the Fund from purchasing or holding U.S. government obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions permitted by the Fund's investment objectives, policies, and limitations or the Trust's Declaration of Trust.

         INVESTING IN COMMODITIES

                  The Fund will not purchase or sell commodities, commodity contracts, or commodity futures contracts, except to the extent that the Fund may engage in transactions involving futures contracts or options on futures contracts.

         INVESTING IN REAL ESTATE

                  The Fund will not purchase or sell real estate, including limited partnership interests, although the Fund may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

         DIVERSIFICATION OF INVESTMENTS

                  With respect to 75% of the value of its total assets, the Fund will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. The Fund will not acquire more than 10% of the outstanding voting securities of any one issuer.

         CONCENTRATION OF INVESTMENTS

                  The Fund will not invest 25% or more of the value of its total assets in any one industry, except that the Fund may invest more than 25% of the value of its total assets in securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities and repurchase agreements collateralized by such securities.

         UNDERWRITING

                  The Fund will not underwrite any issue of securities, except as the Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objectives, policies, and limitations.

The above limitations cannot be changed with respect to the Fund without approval of the holders of a majority of the Fund's shares. The following limitations may be changed by the Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

         INVESTING IN RESTRICTED SECURITIES

                  The Fund will not invest more than 10% of the value of its net assets in securities that are subject to restrictions on resale under federal securities law.

         INVESTING IN ILLIQUID SECURITIES

                  The Fund will not invest more than 15% of the value of its net assets in illiquid securities, including, as applicable, repurchase agreements providing for settlement more than seven days after notice, certain restricted securities not determined by the Trustees to be liquid, and non-negotiable time deposits with maturities over seven days.

         INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES

                  The Fund will limit its investments in other investment companies to no more than 3% of the total outstanding voting stock of any investment company, invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general. The Fund will purchase securities of closed-end investment companies only in open market transactions involving only customary broker's commissions. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees and, therefore, any investment by the Fund in shares of another investment company would be subject to such expenses.

         INVESTING IN NEW ISSUERS

                  The Fund will not invest more than 5% of the value of its total assets in securities of issuers which have records of less than three years of continuous operations, including the operation of any predecessor.

         INVESTING IN ISSUERS WHOSE SECURITIES ARE OWNED BY OFFICERS AND
           TRUSTEES OF THE TRUST

                  The Fund will not purchase or retain the securities of any issuer if the officers and Trustees of the Trust, Fifth Third Bank, owning individually more than 1/2 of 1% of the issuer's securities, together own more than 5% of the issuer's securities.

         INVESTING IN MINERALS

                  The Fund will not purchase interests in oil, gas, or other mineral exploration or development programs or leases, except they may purchase the securities of issuers which invest in or sponsor such programs.

         ARBITRAGE TRANSACTIONS

                  The Fund will not enter into transactions for the purpose of engaging in arbitrage.

         PURCHASING SECURITIES TO EXERCISE CONTROL

                  The Fund will not purchase securities of a company for the purpose of exercising control or management.

         INVESTING IN WARRANTS

                  The Fund may not invest more than 5% of its net assets in warrants, including those acquired in units or attached to other securities. For purposes of this investment restriction, warrants will be valued at the lower of cost or market, except that warrants acquired by the Fund in units with or attached to securities may be deemed to be without value.

Except with respect to the Fund's policy of borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction. For purposes of its policies and limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

FOUNTAIN SQUARE FUNDS MANAGEMENT
--------------------------------------------------------------------------------

OFFICERS AND TRUSTEES

Officers and Trustees of the Trust are listed with their addresses, principal occupations, and present positions. Except as listed below, none of the Trustees or officers are affiliated with Fifth Third Bank, Fifth Third Bancorp, The BISYS Group, Inc., BISYS Fund Services, Inc., BISYS Fund Services Ohio, Inc., or BISYS Fund Services Limited Partnership.

--------------------------------------------------------------------------------

Albert E. Harris
5905 Graves Road
Cincinnati, OH  45243
Birthdate:  July 2, 1932

Chairman of the Board of Trustees

Formerly, Chairman of the Board EDB Holdings, Inc. (retired July, 1993)

--------------------------------------------------------------------------------

Edward Burke Carey
394 East Town Street
Columbus, OH  43215
Birthdate:  July 2, 1945

Member of the Board of Trustees

President of Carey Leggett Realty Advisors

--------------------------------------------------------------------------------

Lee A. Carter
425 Walnut Street
Cincinnati, OH  45202
Birthdate:  December 17, 1938

Member of the Board of Trustees

Formerly, President, Local Marketing Corporation (retired December 31, 1993)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Stephen G. Mintos
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  February 5, 1954

President

From January 1987 to the present, employee of BISYS Fund Services, Inc.

--------------------------------------------------------------------------------

George R. Landreth
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  July 11, 1942

Vice President

From December 1992 to present, employee of BISYS Fund Services, Inc.

--------------------------------------------------------------------------------

Jeffrey C. Cusick
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  May 19, 1959

Secretary and Treasurer

From July 1995 to present, employee of BISYS Fund Services, Inc.; from September 1993 to July 1995, Assistant Vice President, Federated Administrative Services; from 1989 to September 1993, Manager, Client Services, Federated Administrative Services.

--------------------------------------------------------------------------------

TRUST OWNERSHIP

As of the date of this Statement of Additional Information, for each class of shares of the Fund, officers and Trustees own less than 1% of the outstanding shares of the Fund and there are no persons known to be beneficial owners of more than 5% of the Fund's outstanding Institutional Shares.

TRUSTEES' COMPENSATION

NAME                                        AGGREGATE
POSITION WITH                               COMPENSATION FROM
TRUST                                       TRUST*+

--------------------------------------------------------------------------------
Edward Burke Carey
Trustee                                     $7,800

Lee A. Carter
Trustee                                     $6,600

Albert E. Harris
Trustee, Chairman of the Board              $9,800


* Information is furnished for the fiscal year ended July 31, 1997. The Trust is the only investment company in the Fund complex.

+ The aggregate compensation is provided for the Trust which is comprised of thirteen portfolios.

TRUSTEE LIABILITY

The Trust's Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

INVESTMENT ADVISORY SERVICES
--------------------------------------------------------------------------------

ADVISOR TO THE FUND

The Advisor to the Fund is Fifth Third Bank. It provides investment advisory services through its Trust and Investment Division. Fifth Third Bank is a wholly-owned subsidiary of Fifth Third Bancorp. Fifth Third Bank shall not be liable to the Trust, the Fund, or any shareholder of the Fund for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

Because of the internal controls maintained by Fifth Third Bank to restrict the flow of non-public information, the Fund's investments are typically made without any knowledge of Fifth Third Bank's or affiliates' lending relationship with an issuer.

ADVISORY FEES

For its advisory services, Fifth Third Bank receives an annual investment advisory fee as described in the Prospectus.

ADMINISTRATIVE SERVICES
--------------------------------------------------------------------------------

BISYS Fund Services L.P., 3435 Stelzer Road, Columbus, Ohio 43219, provides administrative personnel and services to the Fund for the fees set forth in the Prospectus. Pursuant to a separate agreement with BISYS Fund Services L.P., Fifth Third Bank performs sub-administration services on behalf of the Fund, for which it receives compensation from BISYS Fund Services L.P.

Under the custodian agreement, Fifth Third Bank holds each Fund's portfolio securities and keeps all necessary records and documents relating to its duties. Fees for custody services are based upon the market value of Fund securities held in custody plus out-of-pocket expenses.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Fifth Third Bank serves as transfer agent and dividend disbursing agent for the Fund. The fee paid to the transfer agent is based upon the size, type and number of accounts and transactions made by shareholders.

Fifth Third Bank also maintains the Trust's accounting records. The fee paid for this service is based upon the level of the Fund's average net assets for the period plus out-of-pocket expenses.

BROKERAGE TRANSACTIONS
--------------------------------------------------------------------------------

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Advisor will look for prompt execution of the order at a favorable price. In working with dealers, the Advisor will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Advisor makes decisions on portfolio transactions and selects brokers and dealers subject to guidelines established by the Trustees.

The Advisor may select brokers and dealers who offer brokerage and research services. These services may be furnished directly to the Fund or to the Advisor and may include:

         o        advice as to the advisability of investing in securities;

         o        security analysis and reports;

         o        economic studies;

         o        industry studies;

         o        receipt of quotations for portfolio evaluations; and

         o        similar services.

The Advisor and its affiliates exercise reasonable business judgment in selecting brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

Research services provided by brokers may be used by the Advisor in advising the Fund and other accounts. To the extent that receipt of these services may supplant services for which the Advisor or its affiliates might otherwise have paid, it would tend to reduce their expenses.

Although investment decisions for the Fund are made independently from those of the other accounts managed by the Advisor, investments of the type the Fund may make may also be made by those other accounts. When the Fund and one or more other accounts managed by the Advisor are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Advisor to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund. In other cases, however, it is believed that coordination and the ability to participate in volume transactions will be to the benefit of the Fund.

PURCHASING SHARES
--------------------------------------------------------------------------------

Institutional Shares of the Fund are sold at their net asset value on days the New York Stock Exchange and the Federal Reserve Bank of Cleveland are open for business. The procedure for purchasing Institutional Shares of the Fund is explained in the Prospectus under "Investing in the Fund."

CONVERSION TO FEDERAL FUNDS

It is the Fund's policy to be as fully invested as possible so that maximum interest or dividends may be earned. To this end, all payments from shareholders must be in federal funds or be converted into federal funds. Fifth Third Bank acts as the shareholder's agent in depositing checks and converting them to federal funds.

EXCHANGING SECURITIES FOR FUND SHARES

Investors may exchange securities they already own for shares of the Fund or they may exchange a combination of securities and cash for Fund shares. Any securities to be exchanged must meet the investment objective and policies of the Fund, must have a readily ascertainable market value, must be liquid, and must not be subject to restrictions on resale. An investor should forward the securities in negotiable form with an authorized letter of transmittal to Fifth Third Bank. The Fund will notify the investor of its acceptance and valuation of the securities within five business days of their receipt by Fifth Third Bank.

The Fund values such securities in the same manner as the Fund values its assets. The basis of the exchange will depend upon the net asset value of shares of the Fund on the day the securities are valued. One Share of the Fund will be issued for each equivalent amount of securities accepted.

Any interest earned on the securities prior to the exchange will be considered in valuing the securities. All interest, dividends, subscription, conversion, or other rights attached to the securities become the property of the Fund, along with the securities.

DETERMINING NET ASSET VALUE
--------------------------------------------------------------------------------

Net asset values of the Fund generally change each day. The days on which the net asset value is calculated by the Fund are described in the Prospectus.

DETERMINING MARKET VALUE OF SECURITIES

The market value of the Fund's portfolio securities are determined as follows:

         o for equity securities, according to the last sale price on a national securities exchange, if available;

         o in the absence of recorded sales for listed equity securities, according to the mean between the last closing bid and asked prices;

         o        for unlisted equity securities, the latest bid prices;

         o for bonds and other fixed income securities, as determined by an independent pricing service;

         o for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; or

         o for all other securities, at fair value as determined in good faith by the Board of Trustees.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may reflect institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

USE OF AMORTIZED COST

The Trustees have decided that the fair value of debt securities authorized to be purchased by the Fund with remaining maturities of 60 days or less at the time of purchase may be their amortized cost value, unless the particular circumstances of the security indicate otherwise. Under this method, portfolio instruments and assets are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value. The Executive Committee continually assesses this method of valuation and recommends changes where necessary to assure that the Fund's portfolio instruments are valued at their fair value as determined in good faith by the Trustees.

REDEEMING SHARES
--------------------------------------------------------------------------------

Shares are redeemed at the next computed net asset value after the Trust receives the redemption request. Redemption procedures are explained in the Prospectus under "Redeeming Shares." Although Fifth Third Bank does not charge for telephone redemptions, it reserves the right to charge a fee for the cost of wire-transferred redemptions of less than $5,000.

REDEMPTION IN KIND

The Trust has elected to be governed by Rule 18f-1 of the Investment Company Act of 1940 under which the Trust is obligated to redeem shares for any one shareholder in cash only up to the lesser of $250,000 or 1% of the Fund's net asset value during any 90-day period.

Any redemption beyond this amount will also be in cash unless the Trustees determine that payments should be in kind. In such a case, the Trust will pay all or a portion of the remainder of the redemption in portfolio instruments, valued in the same way as the Fund determines net asset value. The portfolio instruments will be selected in a manner that the Trustees deem fair and equitable.

TAX STATUS
--------------------------------------------------------------------------------

THE FUND'S TAX STATUS

The Fund will pay no federal income tax because it expects to meet the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to receive the special tax treatment afforded to such companies. To qualify for this treatment, the Fund must, among other requirements:

         o derive at least 90% of its gross income from dividends, interest, and gains from the sale of securities;

         o        invest in securities within certain statutory limits; and

         o distribute to its shareholders at least 90% of its net income earned during the year.

SHAREHOLDERS' TAX STATUS

Shareholders are subject to federal income tax on dividends received as cash or additional shares. No portion of any income dividend paid by the Fund is eligible for the dividends received deduction available to corporations. These dividends, and any short-term capital gains, are taxable as ordinary income.

CAPITAL GAINS

Long-term capital gains distributed to shareholders will be treated as long-term capital gains regardless of how long shareholders have held shares.

TOTAL RETURN
--------------------------------------------------------------------------------

The average annual total return for the Fund is the average compounded rate of return for a given period that would equate a $1,000 initial investment to the ending redeemable value of that investment. The ending redeemable value is computed by multiplying the number of shares owned at the end of the period by the offering price per share at the end of the period. The number of shares owned at the end of the period is based on the number of shares purchased at the beginning of the period with $1,000, less any applicable sales load, adjusted over the period by any additional shares, assuming the monthly reinvestment of all dividends and distributions.

YIELD
--------------------------------------------------------------------------------

The Fund may advertise SEC yields for Institutional Shares of the Fund.

The yield for the Fund is determined by dividing the net investment income per share (as defined by the SEC) earned by the Fund over a thirty-day period by the maximum offering price per share of the Fund on the last day of the period. This value is then annualized using semi-annual compounding. This means that the amount of income generated during the thirty-day period is assumed to be generated each month over a 12-month period and is reinvested every six months. The yield does not necessarily reflect income actually earned by the Fund because of certain adjustments required by the SEC and, therefore, may not correlate to the dividends or other distributions paid to shareholders.

To the extent that financial institutions and broker/dealers charge fees in connection with services provided in conjunction with an investment in the Fund, the performance will be reduced for those shareholders paying those fees.

PERFORMANCE COMPARISONS
--------------------------------------------------------------------------------

The Fund's performance depends upon such variables as:

         o        portfolio quality;

         o        average portfolio maturity;

         o        type of instruments in which the portfolio is invested;

         o changes in interest rates and market value of portfolio securities;

         o        changes in the Fund's expenses; and

         o        various other factors

The Fund's performance fluctuates on a daily basis largely because net earnings and offering price per share fluctuate daily. Both net earnings and net asset value per share are factors in the computation of yield and total return as described above.

Investors may use financial publications and/or indices to obtain a more complete view of the Fund's performance. When comparing performance, investors should consider all relevant factors such as the composition of any index used, prevailing market conditions, portfolio compositions of other funds, and methods used to value portfolio securities and compute offering price. The financial publications and/or indices which the Fund uses in advertising may include:

         o DOW JONES INDUSTRIAL AVERAGE ("DJIA") represents share prices of selected blue-chip industrial corporations. The DJIA indicates daily changes in the average price of stock of these corporations. Because it represents the top corporations of America, the DJIA index is a leading economic indicator for the stock market as a whole.

         o LIPPER ANALYTICAL SERVICES, INC. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all capital gains distributions and income dividends and takes into account any change in net asset value over a specific period of time. From time to time, the Fund will quote its Lipper ranking in the applicable funds category in advertising and sales literature.

         o MORNINGSTAR, INC., an independent rating service, is the publisher of the bi-weekly Mutual Fund Values. Mutual Fund Values rates more than 1,000 NASDAQ-listed mutual funds of all types, according to their risk-adjusted returns. The maximum rating is five stars, and ratings are effective for two weeks.

         o S&P/BARRA GROWTH INDEX is a sub-index of the S&P 500 composite index of common stocks. The index represents approximately fifty percent of the S&P 500 market capitalization and is comprised of those companies with higher price-to-book ratios (one distinction associated with "growth stocks"). The index is maintained by Standard and Poor's in conjunction with BARRA, an investment technology firm.

         o STANDARD & POOR'S RATINGS GROUP DAILY STOCK PRICE INDICES of 500 and 400 Common Stocks are composite indices of common stocks in industry, transportation, and financial and public utility companies that can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. In addition, the S&P indices assume reinvestment of all dividends paid by stocks listed on its indices. Taxes due on any of these distributions are not included, nor are brokerage or other fees calculated in the S&P figures.

Advertisements and other sales literature for the Fund may quote total returns which are calculated on nonstandardized base periods. These total returns also represent the historic change in the value of an investment in the Fund based on monthly/quarterly reinvestment of dividends over a specified period of time.

As of the date of this Statement of Additional Information, no historical performance of the Fund was available. The Fund, however, expects to quote total returns of The Cardinal Fund (the "Predecessor Fund"), an open-end investment company which was the predecessor fund to the Fountain Square Cardinal Fund, calculated as described in the Prospectus for the Fund for the period between October 1, 1988 and the commencement of operations of the Fund.

Advertisements may quote performance information for the Fund which does not reflect the effect of the sales load.

APPENDIX
--------------------------------------------------------------------------------

STANDARD AND POOR'S RATINGS GROUP CORPORATE AND MUNICIPAL BOND RATING
 DEFINITIONS

AAA--Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

NR--NR indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy. S&P may apply a plus (+) or minus (-) to the above rating classifications to show relative standing within the classifications.

MOODY'S INVESTORS SERVICE, INC. CORPORATE AND MUNICIPAL BOND RATING DEFINITIONS

Aaa--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa--Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NR--Not rated by Moody's. Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

FITCH INVESTORS SERVICE, INC. LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds considered to be investment grade and of very high quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

NR--NR indicates that Fitch does not rate the specific issue. Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

STANDARD AND POOR'S RATINGS GROUP MUNICIPAL NOTE RATING DEFINITIONS

SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus sign (+) designation.

SP-2--Satisfactory capacity to pay principal and interest.

SP-3--Speculative capacity to pay principal and interest.

MOODY'S INVESTORS SERVICE SHORT-TERM LOAN RATING DEFINITIONS

MIG1/VMIG1--This designation denotes best quality. There is a present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing.

MIG2/VMIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

FITCH INVESTORS SERVICE, INC. SHORT-TERM DEBT RATING DEFINITIONS

F-1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2--Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the F-1+ and F-1 categories.

STANDARD AND POOR'S RATINGS GROUP COMMERCIAL PAPER RATING DEFINITIONS

A-1--This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus (+) sign.

A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

MOODY'S INVESTORS SERVICE, INC. COMMERCIAL PAPER RATING DEFINITIONS

PRIME-1--Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will often be evidenced by the following characteristics:

         o        Leading market positions in well-established industries.

         o        High rates of return on funds employed.

         o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

         o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

         o Well-established access to a range of financial markets and assured sources of alternate liquidity.

P-2--Issuers (or supporting institutions) rated Prime-2 (P-2) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                         FOUNTAIN SQUARE TAX EXEMPT FUND

                     (A PORTFOLIO OF FOUNTAIN SQUARE FUNDS)

                               INVESTMENT A SHARES

                              INSTITUTIONAL SHARES

                  COMBINED STATEMENT OF ADDITIONAL INFORMATION



The Investment A Shares and Institutional Shares of Fountain Square Tax Exempt Fund (the "Fund") represent interests in a diversified portfolio of securities. This combined Statement of Additional Information should be read with either the Prospectus for Investment A Shares dated May 20, 1998 or the Prospectus for Institutional Shares dated May 20, 1998. This Statement is not a Prospectus itself. To receive a copy of either of the Prospectuses, please write the Trust or call toll-free (888) 799-5353.


FOUNTAIN SQUARE FUNDS
C/O FIFTH THIRD BANK
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO 45263


                          Statement dated May 20, 1998

TABLE OF CONTENTS
--------------------------------------------------------------------------------


GENERAL INFORMATION ABOUT THE FUND........................................  1

INVESTMENT OBJECTIVE AND POLICIES.........................................  1
         Types of Investments.............................................  1
         When-Issued and Delayed Delivery Transactions....................  3
         Repurchase Agreements............................................  3
         Reverse Repurchase Agreements....................................  3
         Lending of Portfolio Securities..................................  3
         Restricted And Illiquid Securities...............................  4
         Investment Limitations...........................................  4

FOUNTAIN SQUARE FUNDS MANAGEMENT..........................................  7
         Officers and Trustees............................................  7
         Fund Ownership...................................................  8
         Trustees' Compensation...........................................  8
         Trustee Liability................................................  9

INVESTMENT ADVISORY SERVICES..............................................  9
         Advisor to the Fund..............................................  9
         Advisory Fees....................................................  9

BROKERAGE TRANSACTIONS....................................................  9

ADMINISTRATIVE SERVICES................................................... 10
         Transfer Agent and Dividend Disbursing Agent..................... 10

PURCHASING SHARES......................................................... 10
         Distribution Plan (Investment A Shares).......................... 10
         Conversion to Federal Funds...................................... 11

DETERMINING NET ASSET VALUE............................................... 11
         Use of the Amortized Cost Method................................. 11

REDEEMING SHARES.......................................................... 12
         Redemption in Kind............................................... 12

TAX STATUS................................................................ 13
         The Fund's Tax Status............................................ 13
         Shareholders' Tax Status......................................... 13

YIELD..................................................................... 13
         Tax Equivalency Table............................................ 14

EFFECTIVE YIELD........................................................... 14

PERFORMANCE COMPARISONS................................................... 15

APPENDIX.................................................................. 16

GENERAL INFORMATION ABOUT THE FUND
--------------------------------------------------------------------------------

Fountain Square Tax Exempt Fund (the "Fund") is a portfolio in the Fountain Square Funds (the "Trust"). The Trust was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1988.

Shares of the Fund are offered in two classes, Investment A Shares and Institutional Shares. This combined Statement of Additional Information relates to the above-mentioned shares of the Fund.

INVESTMENT OBJECTIVE AND POLICIES
--------------------------------------------------------------------------------

The Fund's investment objective is to maximize current income exempt from federal income tax while preserving capital and maintaining liquidity. The following discussion supplements the description of the Fund's investment policies contained in the Fund's Prospectuses. The investment objective cannot be changed without approval of shareholders.

TYPES OF INVESTMENTS

The Fund invests primarily in short-term municipal securities.

         BANK INSTRUMENTS

         The Fund may invest in the instruments of banks and savings and loan associations whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation, such as certificates of deposit, demand and time deposits, savings shares, and bankers' acceptances. However, these instruments are not necessarily guaranteed by those organizations.

         MUNICIPAL SECURITIES

                  The Fund may invest in municipal securities which have the characteristics set forth in the Prospectuses. If a high-rated bond loses its ratings or has its rating reduced after the Fund has purchased it, the Fund is not required to drop the bond from the portfolio, but will consider doing so. If ratings made by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P") or Fitch Investors Service, Inc. ("Fitch") change because of changes in those organizations or in their rating systems, the Fund will try to use comparable ratings as standards in accordance with the investment policies described in the Fund's Prospectuses.

                  Examples of Municipal Securities are:

                  o governmental lease certificates of participation issued by state or municipal authorities where payment is secured by installment payments for equipment, buildings, or other facilities being leased by the state or municipality. Government lease certificates purchased by the Fund will not contain nonappropriation clauses;

                  o        municipal notes and tax-exempt commercial paper;

                  o        serial bonds;

                  o tax anticipation notes sold to finance working capital needs of municipalities in anticipation of receiving taxes at a later date;

                  o bond anticipation notes sold in anticipation of the issuance of long-term bonds in the future;

                  o pre-refunded municipal bonds whose timely payment of interest and principal is ensured by an escrow of U.S. government obligations; and

                  o        general obligation bonds.

                  VARIABLE RATE DEMAND MUNICIPAL SECURITIES. The Fund intends to invest more than 25% of its assets in variable rate demand municipal securities. Variable interest rates generally reduce changes in the market value of municipal securities from their original purchase prices. Accordingly, as interest rates decrease or increase, the potential for capital appreciation or depreciation is less for variable rate municipal securities than for fixed income obligations. Many municipal securities with variable interest rates purchased by the Funds are subject to repayment of principal (usually within seven days) on the Fund's demand. The terms of these variable-rate demand instruments require payment of principal and accrued interest from the issuer of the municipal obligations, the issuer of the participation interests, or a guarantor of either issuer.

                  Variable rate demand municipal securities in which the Fund invests may be supported by bank letters of credit or comparable guarantees of financial institutions. To the extent that 25% or more of the Fund's assets are invested in variable rate demand municipal securities supported by such letters of credit or guarantees, the Fund may be deemed to be concentrated in the banking industry.

                  PARTICIPATION INTERESTS. The Fund may invest in participation interests. The financial institutions from which the Fund purchase participation interests frequently provide or secure from another financial institution irrevocable letters of credit or guarantees and give the Funds the right to demand payment of the principal amounts of the participation interests plus accrued interest on short notice (usually within seven days).

                  MUNICIPAL LEASES. The Fund may purchase municipal securities in the form of participation interests which represent undivided proportional interests in lease payments by a governmental or non-profit entity. The lease payments and other rights under the lease provide for and secure the payments on the certificates. Lease obligations may be limited by municipal charter or the nature of the appropriation for the lease. In particular, lease obligations may be subject to periodic appropriation. If the entity does not appropriate funds for future lease payments, the entity cannot be compelled to make such payments. Furthermore, a lease may provide that the certificate trustee cannot accelerate lease obligations upon default. The trustee would only be able to enforce lease payments as they become due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In determining the liquidity of municipal lease securities, the Advisor, under the authority delegated by the Trustees, will base its determination on the following factors: (a) whether the lease can be terminated by the lessee; (b) the potential recovery, if any, from a sale of the leased property upon termination of the lease; (c) the lessee's general credit strength (e.g., its debt, administrative, economic and financial characteristics and, prospects); (d) the likelihood that the lessee will discontinue appropriating funding for the leased property because the property is no longer deemed essential to its operations (e.g., the potential for an "event of nonappropriation"); and (e) any credit enhancement or legal recourse provided upon an event of nonappropriation or other termination of the lease.

                  TEMPORARY INVESTMENTS. The Fund may also invest in temporary investments, such as repurchase agreements and reverse repurchase agreements, during times of unusual market conditions for defensive purposes.

                  From time to time, such as when suitable municipal bonds are not available, the Fund may invest a portion of its assets in cash. Any portion of the Fund's assets maintained in cash will reduce the amount of assets in municipal bonds and thereby reduce the Fund's yield.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS

These transactions are made to secure what is considered to be an advantageous price or yield for the Fund. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of the Fund sufficient to make payment for the securities to be purchased are segregated on the Fund's records at the trade date. These assets are marked to market daily and are maintained until the transaction has been settled. The Fund does not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of its assets.

REPURCHASE AGREEMENTS

The Fund requires its custodian to take possession of the securities subject to repurchase agreements and these securities will be marked to market daily. To the extent that the original seller does not repurchase the securities from the Fund, the Fund could receive less than the repurchase price on any sale of such securities. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Fund might be delayed pending court action. The Fund believes that under the regular procedures normally in effect for custody of the Fund's portfolio securities subject to repurchase agreements, a court of competent jurisdiction would rule in favor of the Fund and allow retention or disposition of such securities. The Fund will only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers which are deemed by the Advisor to be creditworthy pursuant to guidelines established by the Trustees.

REVERSE REPURCHASE AGREEMENTS

The Fund may also enter into reverse repurchase agreements. These transactions are similar to borrowing cash. In a reverse repurchase agreement, the Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash and agrees that on a stipulated date in the future it will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable the Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that the Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

When effecting reverse repurchase agreements, liquid assets of the Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated on the Fund's records at the trade date. These securities are marked to market daily and maintained until the transaction is settled.

LENDING OF PORTFOLIO SECURITIES

The collateral received when the Fund lends portfolio securities must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on such securities. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. The Fund would not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

RESTRICTED AND ILLIQUID SECURITIES

The Funds may invest in securities issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) securities are restricted as to disposition under the federal securities laws and are generally sold to institutional investors, such as the Funds, who agree that they are purchasing such securities for investment purposes and not with a view to public distributions. Any resale by the purchaser must be in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity. The Funds believe that Section 4(2) securities and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid. The Funds intend, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) securities, as determined by the Advisors, as liquid and not subject to the investment limitation applicable to illiquid securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange commission ("SEC") staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the Staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities:

         o        the frequency of trades and quotes for the security;

         o the number of dealers willing to purchase or sell the security and the number of other potential buyers:

         o        dealer undertakings to make a market in the security: and

         o the nature of the security and the nature of the marketplace trades.

INVESTMENT LIMITATIONS

         SELLING SHORT AND BUYING ON MARGIN

         The Fund will not sell any securities short or purchase any securities on margin but may obtain such short-term credit as may be necessary for clearance of transactions.

         ISSUING SENIOR SECURITIES AND BORROWING MONEY

         The Fund will not issue senior securities except that the Fund may borrow money directly or indirectly through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed.


         The Fund will not borrow money except as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. The Fund will not purchase any securities while borrowings in excess of 5% of its total assets are outstanding. Currently, the Fund does not intend to borrow money.


         PLEDGING ASSETS

         The Fund will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may pledge assets having a market value not exceeding the lesser of the dollar amounts borrowed or 10% of the value of total assets at the time of the pledge.

         LENDING CASH OR SECURITIES

         The Fund will not lend any of its assets, except that it may purchase or hold U.S. government securities permitted by its investment objective, policies and limitations.

         UNDERWRITING

         The Fund will not underwrite any issue of securities, except as the Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

         INVESTING IN REAL ESTATE

         The Fund will not purchase or sell real estate, including limited partnership interests, although the Fund may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

         INVESTING IN COMMODITIES

         The Fund will not purchase or sell commodities, commodity contracts, or commodity futures contracts.

         DEALING IN PUTS AND CALLS

         The Fund will not buy or sell puts, calls, strattles, spreads, or any combination of these.

         DIVERSIFICATION OF INVESTMENTS

         With respect to 75% of the value of its total assets, the Fund will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. The Fund will not acquire more than 10% of the outstanding voting securities of any one issuer. For purposes of this limitation, non-governmental users of facilities financed by industrial development or pollution control revenue bonds and banks issuing letters of credit or comparable guarantees supporting variable rate demand municipal securities are considered to be issuers.

         CONCENTRATION OF INVESTMENTS

         The Fund will not purchase securities if, as a result of such purchase, 25% or more of the value of its total assets would be invested in any one industry; provided that, this limitation shall not apply to industrial development bonds or other securities, the interest upon which is paid from revenues of similar types of projects, securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or variable rate demand municipal securities supported by letters of credit or guarantees.

The above investment limitations cannot be changed without shareholder approval. The Fund does not consider the issuance of separate classes of shares to involve the issuance of "senior securities" within the meaning of the investment limitation set forth above. The following limitations, however, may be changed by the Board of Trustees (the "Trustees") without shareholder approval. Shareholders will be notified before any material change in those limitations becomes effective.

         INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES

         The Fund can acquire up to 3% of the total outstanding securities of other investment companies. The Fund will limit its investments in the securities of other investment companies to those money market funds having investment objectives and policies similar to its own. The Fund will purchase securities of other investment companies only in open-market transactions involving no more than customary broker's commissions. However, there is no limitation applicable to securities of any investment company acquired in a merger, consolidation, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees, and, therefore, any investment by the Fund in such shares would be subject to customary expenses.

         INVESTING IN ILLIQUID SECURITIES

         The Fund will not invest more than 10% of the value of its net assets in illiquid securities.

         INVESTING IN RESTRICTED SECURITIES

         The Fund will not invest more than 10% of the value of its net assets in securities that are subject to restrictions on resale under federal securities law.

         INVESTING IN NEW ISSUERS

         The Fund will not invest more than 5% of the value of its total assets in industrial development bonds where the principal and interest are the responsibility of companies (or guarantors, where applicable) with less than three years of continuous operations, including the operation of any predecessor.

         INVESTING IN MINERALS

         The Fund will not purchase interests in oil, gas, or other mineral exploration or development programs or leases, except that it may purchase the securities of issuers which invest in or sponsor such programs.

         INVESTING IN ISSUERS WHOSE SECURITIES ARE OWNED BY OFFICERS AND TRUSTEES OF THE TRUST

         The Fund will not purchase or retain the securities of any issuer if the officers and Trustees of the Trust or its investment advisor, owning individually more than one half of one percent of the issuer's securities, together own more than five percent of the issuer's securities.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction.

For the purposes of its policies and limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

FOUNTAIN SQUARE FUNDS MANAGEMENT
--------------------------------------------------------------------------------

OFFICERS AND TRUSTEES

Officers and Trustees are listed with their addresses, principal occupations, and present positions. Except as listed below, none of the Trustees or Officers are affiliated with The Fifth Third Bank ("Fifth Third Bank"), Fifth Third Bancorp, or BISYS Fund Services, L.P.

--------------------------------------------------------------------------------

Albert E. Harris
5905 Graves Road
Cincinnati, OH
Birthdate:  July 2, 1932

Chairman of the Board of Trustees

Formerly, Chairman of the Board EDB Holdings, Inc. (retired July, 1993).

--------------------------------------------------------------------------------

Edward Burke Carey
394 East Town Street
Columbus, OH
Birthdate:  July 2, 1945

Member of the Board of Trustees

President of Carey Leggett Realty Advisors.

--------------------------------------------------------------------------------

Lee A. Carter
425 Walnut Street
Cincinnati, OH
Birthdate:  December 17, 1938

Member of the Board of Trustees

Formerly, President, Local Marketing Corporation (retired December 31, 1993).

--------------------------------------------------------------------------------

Stephen G. Mintos
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  February 5, 1954

President

From January 1987 to the present, employee of BISYS Fund Services, Inc.

--------------------------------------------------------------------------------

George R. Landreth
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  July 11, 1942

Vice President

From December 1992 to present, employee of BISYS Fund Services, Inc.

--------------------------------------------------------------------------------

Jeffrey C. Cusick
3435 Stelzer Road
Columbus, Ohio  43219-3035
Birthdate:  May 19, 1959

Secretary and Treasurer

From July 1995 to present, employee of BISYS Fund Services, Inc.; from September 1993 to July 1995, Assistant Vice President, Federated Administrative Services; from 1989 to September 1993, Manager, Client Services, Federated Administrative Services.

--------------------------------------------------------------------------------

FUND OWNERSHIP

As of the date of this Statement of Additional Information, officers and Trustees own less than 1% of the outstanding shares of the Fund and there are no persons known to be beneficial owners of more than 5% of the Fund's outstanding shares.

TRUSTEES' COMPENSATION

NAME,                               AGGREGATE
POSITION WITH                       COMPENSATION FROM
TRUST                               TRUST *+

--------------------------------------------------------------------------------

Edward Burke Carey                  $7,800
Trustee

Lee A. Carter                       $6,600
Trustee

Albert E. Harris                    $9,800
Trustee

*Information is furnished for the fiscal year ended July 31, 1997. The Trust is the only investment company in the Fund complex.

+The aggregate compensation is provided for the Trust which is comprised of sixteen portfolios as of the date of this Statement of Additional Information.

TRUSTEE LIABILITY

The Trust's Declaration of Trust provides that the Trustees are not liable for errors of judgment or mistakes of fact or law. However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

INVESTMENT ADVISORY SERVICES
--------------------------------------------------------------------------------

ADVISOR TO THE FUND

The Fund's investment advisor is Fifth Third Bank (the "Advisor"). It provides investment advisory services through its Trust and Investment Division. Fifth Third Bank is a wholly-owned subsidiary of Fifth Third Bancorp.

The Advisor shall not be liable to the Trust, the Fund or any shareholder of the Fund for any losses that may be sustained in the purchase, holding, or sale of any security, or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

ADVISORY FEES

For its advisory services, Fifth Third Bank receives an annual investment advisory fee as described in the Prospectuses.

BROKERAGE TRANSACTIONS
--------------------------------------------------------------------------------

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Advisor looks for prompt execution of the order at a favorable price. In working with dealers, the Advisor will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Advisor makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Trustees.

The Advisor may select brokers and dealers who offer brokerage and research services. These services may be furnished directly to the Fund or to the Advisor and may include:

o        advice as to the advisability of investing in securities;

o        security analysis and reports;

o        economic studies;

o        industry studies;

o        receipt of quotations for portfolio evaluations; and

o        similar services.

The Advisor and its affiliates exercise reasonable business judgment in selecting brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

Research services provided by brokers and dealers may be used by the Advisor in advising the Fund and other accounts. To the extent that receipt of these services may supplant services for which the Advisor or its affiliates might otherwise have paid, it would tend to reduce expenses.

ADMINISTRATIVE SERVICES
--------------------------------------------------------------------------------

BISYS Fund Services L.P., 3435 Stelzer Road, Columbus, Ohio 43219, provides administrative services to the Fund for the fees set forth in the Prospectuses. Pursuant to a separate agreement with BISYS Fund Services L.P., Fifth Third Bank performs sub-administrative services on behalf of the Fund, for which it receives compensation from BISYS Fund Services L.P.

Under the custodian agreement, Fifth Third Bank holds the Fund's portfolio securities and keeps all necessary records and documents relating to its duties. Fifth Third Bank's fees for custody services are based upon the market value of Fund securities held in custody plus out-of-pocket expenses.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Fifth Third Bank serves as transfer agent and dividend disbursing agent for the Funds. The fee paid to the transfer agent is based upon the size, type and number of accounts and transactions made by shareholders.

Fifth Third Bank also maintains the Trust's accounting records. The fee paid for this service is based upon the level of the Funds' average net assets for the period plus out-of-pocket expenses.

PURCHASING SHARES
--------------------------------------------------------------------------------

Shares are sold at their net asset value without a sales charge on days the New York Stock Exchange and the Federal Reserve Bank of Cleveland are open for business. The procedure for purchasing shares is explained in the Prospectuses under "Investing in the Fund."

DISTRIBUTION PLAN (INVESTMENT A SHARES)

With respect to the Investment A Shares class of the Fund, the Trust has adopted a Plan pursuant to Rule 12b-1 which was promulgated by the Securities and Exchange Commission pursuant to the Investment Company Act of 1940. The Plan provides for payment of fees to the distributor to finance any activity which is principally intended to result in the sale of Investment A Shares of the Fund subject to the Plan. Such activities may include the advertising and marketing of Investment A Shares; preparing, printing, and distributing prospectuses and sales literature to prospective shareholders, brokers, or administrators; and implementing and operating the Plan. Pursuant to the Plan the distributor may pay fees to brokers for distribution and administrative services and to administrators for administrative services as to Investment A Shares. The administrative services are provided by a representative who has knowledge of the shareholder's particular circumstances and goals, and include, but are not limited to: communicating account openings; communicating account closings; entering purchase transactions; entering redemption transactions; providing or arranging to provide accounting support for all transactions, wiring funds and receiving funds for Investment Share purchases and redemptions, confirming and reconciling all transactions, reviewing the activity in Fund accounts, and providing training and supervision of broker personnel; posting and reinvesting dividends to Fund accounts or arranging for this service to be performed by the Fund's transfer agent; and maintaining and distributing current copies of prospectuses and shareholder reports to the beneficial owners of Investment A Shares and prospective shareholders.

The Trustees expect that the adoption of the Plan will result in the sale of sufficient number of Investment A Shares so as to allow the Fund to achieve economic viability. It is also anticipated that an increase in the size of the Fund will facilitate more efficient portfolio management and assist the Fund in seeking to achieve its investment objective.

CONVERSION TO FEDERAL FUNDS

It is the Fund's policy to be as fully invested as possible so that maximum interest may be earned. To this end, all payments from shareholders must be in federal funds or be converted into federal funds. Fifth Third Bank acts as the shareholder's agent in depositing checks and converting them to federal funds.

DETERMINING NET ASSET VALUE
--------------------------------------------------------------------------------

The Fund attempts to stabilize the value of a share at $1.00. The days on which net asset value is calculated by the Fund are described in the Prospectuses.

USE OF THE AMORTIZED COST METHOD

The Trustees have decided that the best method for determining the value of portfolio instruments is amortized cost. Under this method, portfolio instruments are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value.

The Fund's use of the amortized cost method of valuing portfolio instruments depends on its compliance with certain conditions in Rule 2a-7 (the "Rule") promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940. Under the Rule, the Trustees must establish procedures reasonably designed to stabilize the net asset value per share, as computed for purposes of distribution and redemption, at $1.00 per share, taking into account current market conditions and the Fund's investment objective.

         MONITORING PROCEDURES

         The Trustees' procedures include monitoring the relationship between the amortized cost value per share and the net asset value per share based upon available indications of market value. The Trustees will decide what, if any, steps should be taken if there is a difference of more than 0.50 of 1% between the two values. The Trustees will take any steps they consider appropriate (such as redemption in kind or shortening the average portfolio maturity) to minimize any material dilution or other unfair results arising from differences between the two methods of determining net asset value.

         INVESTMENT RESTRICTIONS

         The Rule requires that the Fund limit its investments to instruments that, in the opinion of the Trustees, present minimal credit risks and if rated, have received the requisite rating from one or more nationally recognized statistical rating organizations. If the instruments are not rated, the Trustees must determine that they are of comparable quality. Shares of investment companies purchased by the Fund will meet these same criteria and will have investment policies consistent with the Rule. The Rule also requires the Fund to maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to the objective of maintaining a stable net asset value of $1.00 per share. In addition, no instruments with a remaining maturity of more than 397 days can be purchased by the Fund.

         Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days, the Fund will invest its available cash to reduce the average maturity to 90 days or less as soon as possible.

         The Fund may attempt to increase yield by trading portfolio securities to take advantage of short-term market variations. This policy may, from time to time, result in high portfolio turnover. Under the amortized cost method of valuation, neither the amount of daily income nor the net asset value is affected by any unrealized appreciation or depreciation of the portfolio.

         In periods of declining interest rates, the indicated daily yield on shares of the Fund computed by dividing the annualized daily income on the Fund's portfolio by the net asset value computed as above may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates.

         In periods of rising interest rates, the indicated daily yield on shares of the Fund computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

REDEEMING SHARES
--------------------------------------------------------------------------------

Shares are redeemed at the next computed net asset value after the Fund receives the redemption request. Redemption procedures are explained in the Prospectuses under "Redeeming Shares." Although the Custodian does not charge for telephone redemptions, it reserves the right to charge a fee for the cost of wire-transferred redemptions of less than $10,000.

REDEMPTION IN KIND

The Trust has elected to be governed by Rule 18f-1 of the Investment Company Act of 1940 under which the Trust is obligated to redeem shares for any one shareholder in cash up to the lesser of $250,000 or 1% of the Fund's net asset value during any 90-day period. Any redemption beyond this amount will also be in cash unless the Trustees determine that payments should be in kind. In such a case, the Trust will pay all or a portion of the remainder of the redemption in portfolio instruments, valued in the same way as the Fund determines net asset value. The portfolio instruments will be selected in a manner that the Trustees deem fair and equitable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving their securities and selling them before their maturity could receive less than the redemption value of their securities and could incur certain transaction costs.

TAX STATUS
--------------------------------------------------------------------------------

THE FUND'S TAX STATUS

The Fund will pay no federal income tax because it expects to meet the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to receive the special tax treatment afforded to such companies. To qualify for this treatment, the Fund must, among other requirements:

         o derive at least 90% of its gross income from dividends, interest, and gains from the sale of securities;

         o        invest in securities within certain statutory limits; and

         o distribute to its shareholders at least 90% of its net income earned during the year.

SHAREHOLDERS' TAX STATUS

No portion of any income dividend paid by the Fund is eligible for the dividends received deduction available to corporations. These dividends and any short-term capital gains are taxable as ordinary income.

YIELD
--------------------------------------------------------------------------------

The Fund calculates the yield for both classes of shares daily, based upon the seven days ending on the day of the calculation, called the "base period." This yield is computed by:

         o determining the net change in the value of a hypothetical account with a balance of one Share at the beginning of the base period, with the net change excluding capital changes but including the value of any additional shares purchased with dividends earned from the original one Share and all dividends declared on the original and any purchased shares;

         o dividing the net change in the account's value by the value of the account at the beginning of the base period to determine the base period return; and

         o        multiplying the base period return by (365/7).

To the extent that financial institutions and broker/dealers charge fees in connection with services provided in conjunction with an investment in either class of shares, the performance will be reduced for those shareholders paying those fees.

The tax-equivalent yield of the Fund is calculated similarly to the yield, but is adjusted to reflect the taxable yield that the Fund would have had to earn to equal its actual yield, assuming a 37.90% tax rate and assuming that income is 100% tax-exempt.

TAX EQUIVALENCY TABLE

The Fund may also use a tax-equivalency table in advertising and sales literature. The interest earned by the Fund's portfolio is generally free from federal regular income tax. As the table below indicates, a "tax-free" investment in the Fund is an attractive choice for investors, particularly in times of narrow spreads between "tax-free" and taxable yields.


-----------------------------------------------------------------------------------------------------------------------------------
                                                TAXABLE YIELD EQUIVALENT FOR 1998

-----------------------------------------------------------------------------------------------------------------------------------
         FEDERAL TAX BRACKET:

                                   15.00%             28.00%              31.00%               36.00%                39.60%




-----------------------------------------------------------------------------------------------------------------------------------
          SINGLE                      $1-           $25,351-           $ 61,401-            $128,101-                 OVER
          RETURN                  25,350             61,400             128,100              278,450               278,450
-----------------------------------------------------------------------------------------------------------------------------------
        Tax-Exempt                                                 Taxable Yield Equivalent
           Yield
-----------------------------------------------------------------------------------------------------------------------------------
           1.50%                    1.76%              2.08%               2.17%                2.34%                 2.48%
           2.00%                    2.35%              2.78%               2.90%                3.13%                 3.31%
           2.50%                    2.94%              3.47%               3.62%                3.91%                 4.14%
           3.00%                    3.53%              4.17%               4.35%                4.69%                 4.97%
           3.50%                    4.12%              4.86%               5.07%                5.47%                 5.79%
           4.00%                    4.71%              5.56%               5.80%                6.25%                 6.62%
           4.50%                    5.29%              6.25%               6.52%                7.03%                 7.45%
           5.00%                    5.88%              6.94%               7.25%                7.81%                 8.28%
           5.50%                    6.47%              7.64%               7.97%                8.59%                 9.11%
           6.00%                    7.06%              8.33%               8.70%                9.38%                 9.93%
-----------------------------------------------------------------------------------------------------------------------------------


         Note: The maximum marginal tax rate for each bracket was used in calculating the taxable yield equivalent. Furthermore, additional state and local taxes paid on comparable taxable investments were not used to increase federal deductions.

         The chart above is for illustrative purposes only. It is not an indicator of past or future performance of Tax Exempt Fund shares.

         * Some portion of the Fund's income may be subject to the federal alternative minimum tax and state and local income taxes.

EFFECTIVE YIELD
--------------------------------------------------------------------------------

The Fund's effective yield for both classes of shares is computed by compounding the unannualized base period return by:

         o        adding 1 to the base period return;

         o        raising the sum to the 365/7th power; and

         o        subtracting 1 from the result.

PERFORMANCE COMPARISONS
--------------------------------------------------------------------------------

The performance of both classes of shares depends upon such variables as:

         o        portfolio quality;

         o        average portfolio maturity;

         o        type of instruments in which the portfolio is invested;

         o        changes in interest rates on money market instruments;

         o        changes in expenses of the Fund or of either class of shares;
                  and

         o        the relative amount of Fund cash flow.

Investors may use financial publications and/or indices to obtain a more complete view of the Fund's performance. When comparing performance, investors should consider all relevant factors such as the composition of any index used, prevailing market conditions, portfolio compositions of other funds, and methods used to value portfolio securities and compute offering price.

         o LIPPER ANALYTICAL SERVICES, INC. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all income dividends and capital gains distributions, if any. From time to time, the Fund will quote its Lipper ranking for either class of shares in the "short-term U.S. government funds" category in advertising and sales literature.

         o SALOMON 30 DAY TREASURY BILL INDEX is a weekly quote of the most representative yields for selected securities issued by the U.S. Treasury, maturing in 30 days.

         o DONOGHUE'S MONEY FUND REPORT publishes annualized yields of hundreds of money market funds on a weekly basis and through its Money Market Insight publication reports monthly and 12-month-to-date investment results for the same money funds.

Advertisements and other sales literature for either class of shares may refer to total return. Total return is the historic change in the value of an investment in either class of shares based on the reinvestment of dividends over a specified period of time.

APPENDIX
--------------------------------------------------------------------------------

STANDARD AND POOR'S RATINGS GROUP CORPORATE AND MUNICIPAL BOND RATING
DEFINITIONS

AAA--Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

NR--NR indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy. S&P may apply a plus (+) or minus (-) to the above rating classifications to show relative standing within the classifications.

MOODY'S INVESTORS SERVICE, INC. CORPORATE AND MUNICIPAL BOND RATING DEFINITIONS

AAA--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA--Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NR--Not rated by Moody's. Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

FITCH INVESTORS SERVICE, INC. LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds considered to be investment grade and of very high quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

NR--NR indicates that Fitch does not rate the specific issue. Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

STANDARD AND POOR'S RATINGS GROUP MUNICIPAL NOTE RATING DEFINITIONS

SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus sign (+) designation.

SP-2--Satisfactory capacity to pay principal and interest.

SP-3--Speculative capacity to pay principal and interest.

MOODY'S INVESTORS SERVICE SHORT-TERM LOAN RATING DEFINITIONS

MIG1/VMIG1--This designation denotes best quality. There is a present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing.

MIG2/VMIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

FITCH INVESTORS SERVICE, INC. SHORT-TERM DEBT RATING DEFINITIONS

F-1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2--Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the F-1+ and F-1 categories.

STANDARD AND POOR'S RATINGS GROUP COMMERCIAL PAPER RATING DEFINITIONS

A-1--This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus (+) sign.

A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

MOODY'S INVESTORS SERVICE, INC. COMMERCIAL PAPER RATING DEFINITIONS

PRIME-1--Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will often be evidenced by the following characteristics:

         o        Leading market positions in well-established industries.

         o        High rates of return on funds employed.

         o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

         o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

         o Well-established access to a range of financial markets and assured sources of alternate liquidity.

P-2--Issuers (or supporting institutions) rated Prime-2 (P-2) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.